EXHIBIT 10.15

EXECUTION COPY

TRUST AGREEMENT

BETWEEN

EL PASO ELECTRIC COMPANY

Trustor

AND

TEXAS COMMERCE BANK NATIONAL ASSOCIATION

Trustee

RIO GRANDE RESOURCES TRUST II

Dated as of February 12, 1996

TRUST AGREEMENT

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10.	Duration and Termination of and Amendment to Trust	20

10.1	Duration	20

10.2	Termination	20

10.3	Distribution of Trust Estate Upon Termination	21

10.4	Amendments to this Trust Agreement	23

11.	Compensation	23

12.	Miscellaneous	23

12.1	Notices	23

12.2	Situs of Trust; Applicable Law	24

12.3	Identification of Trust	25

12.4	Counterparts	25

12.5	Benefit of Parties; Successors and Assigns	25

12.6	Status of Moneys Received	25

12.7	Conformity with ANPP Participation Agreement	28

12.8	Trust Agreement for Benefit of the Trustee, the Trustor and Beneficiary Only	28

12.9	Grantor Trust	29

12.10	Books, Records and Returns	29

12.11	Miscellaneous	30

Signatures

Schedules

A	Definitions	A-1
B	Form for Supplemental Instructions	B-1

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TRUST AGREEMENT

Rio Grande Resources Trust II

THIS TRUST AGREEMENT, dated as of February 12, 1996, is between EL PASO ELECTRIC COMPANY, a Texas corporation, as trustor (the "Trustor"), and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as trustee (the "Trustee").

W I T N E S S E T H:

RECITALS

A.    Trustor desires to create a trust with a situs in the State of Texas, for the initial purpose of enabling the Trustee to acquire from Trustor, certain rights to Nuclear Fuel that is intended to be utilized in the reactor core of an electric generating plant and certain rights under contracts into which Trustor has entered with certain others engaged in the Nuclear Fuel Cycle, and for the purpose of benefiting Beneficiary, as herein provided.

B.    Trustor may desire to request the Trustee to enter into other transactions or acquire other assets, subject to the terms and conditions and as provided herein.

C.    The Trustee is willing to accept the duties and obligations imposed hereby.

D.    Trustor has paid to the Trustee the sum of $50 to be held as part of the Trust Estate, receipt of which is hereby acknowledged by the Trustee.

NOW, THEREFORE, the parties hereby agree as follows:

SECTION 1. Definitions.

For purposes of this Trust Agreement, the capitalized terms used herein and not heretofore or otherwise herein defined shall have the meanings set forth in Schedule A hereto.

SECTION 2. Authorization and Direction to Accept and/or Execute Documents.

Trustor hereby authorizes and directs:

(a)    the Trustee to accept, execute and deliver the Purchase Contract and any modification thereof or supplement thereto and to perform all of the obligations and duties and to exercise all the rights of the Trustee thereunder;

(b)    the Trustee to accept, execute and deliver the Assignment Agreements and any agreements similar thereto which are entered into in accordance with the Purchase Contract and to perform the obligations and duties, if any, and to exercise all the rights, of the Trustee thereunder;

(c)    the Trustee to accept, execute and deliver the Loan Documents and to perform all of the obligations and duties, and to exercise all the rights of the Trustee thereunder and to execute and file or record, or both, such financing statements, continuation statements with respect to financing statements and such other documents as are required to maintain the interests created under the Loan Documents;

(d)    the Trustee to borrow such amounts and upon such terms and conditions, and to issue such promissory notes, obligations or evidences of indebtedness as shall be requested of the Trustee by the Trustor as provided herein;

(e)    the Trustee to accept, execute, deliver and perform the obligations of the Trustee under all other instruments, documents and agreements presented to it by the Trustor, provided that such instruments, documents and agreements are reasonably satisfactory to Trustee and to its counsel, and upon the written instructions of the Trustor and only such instructions, to do all such additional things and to take all such further action as may be necessary, appropriate or convenient to consummate the transactions contemplated herein and to perform its duties and obligations as the Trustee of this

Trust, as contemplated hereby or by the documents referred to herein, provided that such doing, taking and performing shall be reasonably satisfactory to the Trustee and to its counsel; and

(f)    the Trustee to execute and deliver such other agreements to accept the assignment of such other agreements or rights, and to acquire such properties and enter into such transactions, as Trustor may lawfully request by Supplemental Instructions in substantially the form set forth in Schedule B hereto, provided that such agreements, assignments, acquisitions and transactions are reasonably satisfactory to the Trustee and to its counsel and are not inconsistent with or in contravention of any agreement to which the Trustee is party; and to perform all of the obligations and duties, and exercise all of the rights, of the Trustee under any such agreements, assignments, rights or transactions.

The documents and instruments referred to in subsections (a) through (c) shall be executed in substantially the form delivered to the Trustee by Trustor on or after the date hereof, with such changes as shall be approved by the Trustor.

SECTION 3. Declaration of Trust.

Except as otherwise specifically provided herein, the Trustee hereby declares that it shall, and hereby undertakes and agrees to, receive, accept and hold the Trust Estate and any and all payments (other than payments to the Trustee of Trustee's Expenses or in connection with any indemnification of the Trustee), proceeds, rights, properties and privileges received under this Trust Agreement or any other document referred to or contemplated herein, in and subject to the Trust for the use and benefit of the Beneficiary, subject, as the case may be, to the terms and conditions of the Purchase Contract, the Loan Documents, the Assignment Agreements, the rights of the Trustor and others thereunder, the rights of others pursuant to other agreements entered into or assignments or rights accepted pursuant to Section 2 hereof, and the rights of the holders of promissory notes, other obligations or evidences of indebtedness issued pursuant to Section 2(d) hereof.

SECTION 4. Limitations on Authority of the Trustee with Respect to the Trust Estate.

Except to perform the duties set forth in the instruments, documents, agreements and Supplemental Instructions referred to in Section 2 hereof and to exercise and carry out or cause to be exercised and carried out the rights, duties and obligations of the Trustee thereunder and under Section 5 of this Trust Agreement, the Trustee shall have no power, right, duty or authority to manage, control, use, possess, sell, lease, dispose of or in any manner deal in the Trust Estate. Nothing contained in this Section 4, however, shall be deemed to limit or restrict the power or authority of the Trustee to enforce the terms and provisions of the Purchase Contract, the Loan Documents, the Assignment Agreements and other agreements or assignments or rights pursuant to Section 2 hereof, to hold estates, to collect and receive sums payable thereunder and otherwise to exercise their rights, powers and privileges as provided for by said contracts and agreements to the fullest extent permitted by applicable law.

SECTION 5. Trustee's Agreements.

The Trustee hereby agrees:

(a) to accept, execute and deliver the documents or assignment of documents referred to in Section 2 hereof and, subject to the conditions contained therein and to availability of funds or credit pursuant to the Credit Agreement or other sources, and subject to compliance with all applicable laws and regulations, to perform all of the obligations and duties, and, subject to the provisions thereof and of this Trust Agreement, to exercise all the rights of the Trustee thereunder;

(b) to receive and to apply and distribute all Nuclear Fuel Proceeds: first, to the payment of any the Trustee's Expenses not theretofore paid pursuant to Section 5(c) hereof; second, at the election of the Trustor, to the payment or refinancing of the obligation s then due and payable under the Loan Documents in the order set forth therein; third, to provide the Trustee with funds necessary to pay, or to reimburse El Paso for the payment of, such amounts as shall become due and payable, or as shall have been paid by El Paso, with respect to Nuclear Fuel under the Assigned Agreements and pursuant to the Purchase Contract; fourth, to the prepayment of the amounts advanced to or borrowed by the Trustee pursuant to the Credit Agreement, to the extent such amounts may be prepaid with such proceeds and the Trustor instructs the Trustee to elect to make such prepayment; fifth, to hold and invest in accordance with Section 12.6 hereof funds not then applied or required to be applied in accordance with the foregoing clauses first through fourth until such funds are required to be applied; and sixth, upon termination of this Trust Agreement and payment in full of all amounts due the Trustee hereunder and upon payment by or for the account of the Trustee of all of its obligations pursuant to the Purchase Contract, Assignment Agreements, Loan Documents and other agreements, borrowings and arrangements entered into pursuant thereto or hereto (including any instruments, documents and agreements entered into pursuant to Section 2(d) hereof), to the payment of the entire balance to the Beneficiary or its designee;

(c)    to receive and to apply and distribute all Basic Heat Supply Charges, Additional Sales Charges, Fuel Swap Proceeds, and payments received by the Trustee pursuant to Sections 3(a) and 3(b) of the Purchase Contract: first, to the payment of the Trustee's Expenses not theretofore paid; second, to the payment of the obligations then due and payable under the Loan Documents in the order set forth therein; third, to the prepayment of the amounts advanced to or borrowed by the Trustee pursuant to the Credit Agreement, to the extent such amounts may be prepaid with such proceeds and the Trustor instructs the Trustee to make such prepayment; fourth, to hold and invest in accordance with Section 12.6 hereof funds not then applied or required to be applied in accordance with the foregoing clauses first through third until such funds are required to be applied; and fifth, upon termination of this Trust Agreement and payment in full of all amounts due the Trustee hereunder and upon payment by or for the account of the Trustee of all of its obligations pursuant to the Purchase Contract, Assignment Agreements, Loan Documents, and other agreements, borrowings and arrangements entered into pursuant thereto or hereto (including any instruments, documents and agreements entered into pursuant to Section 2 (d) hereof), to the payment of the entire balance to the Beneficiary or its designee; provided, that in the event that the Trustee has not received sufficient Basic Heat Supply Charges and/or Additional Sales Charges to pay in full the amounts to be paid in accordance with the foregoing clauses first through third, the Trustee shall provide five days prior written notice to Trustor of such deficiency, and the Trustor may, to compensate for such deficiency, elect to (i) provide additional funds from the Trustor to the Trustee, or (ii) instruct the Trustee to borrow additional amounts pursuant to the Credit Agreement.

(d)    in its discretion and in any event (subject to the provisions of Section 6 hereof and of the agreements, documents or instruments referred to herein or contemplated hereby) upon the written request of the Trustor or upon the written request of the Credit Bank given pursuant to the Loan Documents, to exercise any and all rights or powers of the Trustee under the Purchase Contract, Assignment Agreements, the Loan Documents or any other contract, agreement, document, instrument, arrangement, right or estate referred to therein or herein (including any instrument, document or agreement entered into pursuant to Section 2(d) hereof);

(e)    to receive any and all other funds payable to the Trustee pursuant to any agreement, document or instrument to which the Trustee is party pursuant hereto or any other document referred to herein or in any way relating to the transactions contemplated hereby and to distribute such funds in accordance with such agreement, instrument or document or the written instructions of the Trustor;

(f)    to receive funds or proceeds from agreements, documents, instruments, arrangements, assignments or rights, or pursuant to transactions, entered into or obtained pursuant to Supplemental Instructions as contemplated by Section 2(f) hereof and to apply such proceeds as set forth in such Supplemental Instructions;

(g)    to execute and file or record, or both, such deeds, conveyances, options, licenses, leases, other instruments evidencing or memorializing rights or estates, memoranda of the foregoing, mortgages, security agreements, financing statements, continuation statements with respect to financing statements and other such documents as are required to maintain the interests created hereunder or contemplated hereby in the Trust Estate, as may be specified from time to time in written instructions of the Trustor; and

(h)    to furnish to Trustor promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Trustee under the agreements or arrangements referred to herein to the extent that the same shall not have theretofore been furnished to the Trustor.

Notwithstanding anything to the contrary contained in this Section 5 or elsewhere in this Trust Agreement or in any of the documents referred to herein, it is understood and agreed that the Trustee shall not be obligated (i) to make any payment or distribution hereunder until the funds for such payment or distribution have been received by the Trustee in immediately available funds or (ii) to receive physical delivery of or physically to possess any Nuclear Fuel.

SECTION 6. Concerning the Trustee.

6.1 Trustee's Liability.

The Trustee assumes no liability for anything other than its own gross negligence or willful misconduct, or the breach of any warranty, representation or covenant made by the Trustee specifically in its own individual capacity pursuant to, and other than in reliance on legal opinions as set forth in, the Purchase Contract, Assignment Agreements, Loan Documents or other agreements, documents, instruments or arrangements entered into pursuant hereto including, without limitation, any agreements, documents, instruments or arrangements entered into pursuant to Section 2 hereof. In accepting the trusts hereby created, the Trustee acts solely as trustee hereunder and not in its individual capacity, and all persons, including but not limited to the Trustor, the Beneficiary and others who are or may be parties to agreements or arrangements with the Trustee, having any claim against the Trustee by reason of the transactions contemplated hereby shall look only to the Trust Estate for payment or satisfaction thereof (except to the extent such claim arises from the Trustee's gross negligence or willful misconduct and except as otherwise expressly provided therein), and each agreement entered into by the Trustee pursuant hereto shall contain a provision to such effect.

6.2 Reliance on Writing; Limitation of Duties.

Subject to the provision s of Section 6.1 hereof, the Trustee shall not be liable ·to the Trustor, the Beneficiary, the Credit Bank, parties to agreements or arrangements with the Trustee or any one else, in acting upon any writing, including but not limited to, instructions from the Trustor, the Beneficiary, the Credit Bank or such other parties and certificates of any officer or representative thereof, and in assuming the truth and correctness of any statement, opinion or assertion of any nature therein, provided that any such writing is believed by the Trustee to be genuine and to have been sent or communicated by or on behalf of a party or parties to this Trust Agreement, the Purchase Contract, the Assignment Agreements, the Loan Documents or any other agreement or arrangement entered into pursuant hereto (including any agreement or arrangement entered into pursuant to Section 2 hereof).

6.3 Security or Indemnity to the Trustee.

The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement or to take any action required of it hereunder or under any of the agreements, documents, instruments or arrangements referred to herein unless the Trustee shall first have received such reasonable security or indemnity against costs, expenses, claims, demands and liabilities which legal counsel for the Trustee shall have advised might be incurred by it in exercising such rights or powers or in taking such action. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document of the terms or provisions of any of the foregoing, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

6.4 Use of Agents.

The Trustee may exercise its powers and perform its duties by or through such attorneys, agents and servants as it shall appoint, and the Trustee and such attorneys, agents and servants shall be entitled to the advice of counsel (who may, in cases deemed by the Trustee in its reasonable discretion to be appropriate, be counsel for the Trustor or for a party to the Purchase Contract, Assignment Agreements, Loan Documents or any other agreement or arrangement entered into pursuant hereto (including any agreement or arrangement entered into pursuant to Section 2 hereof)). In furtherance of the foregoing, the Trustee may authorize one or more persons to execute documents, agreements, instruments, notices, certificates and authorization on its behalf and in its names in connection with the exercise of its powers and performance of its duties hereunder.

6.5 No Duties of Maintenance, Insurance, Etc.

Unless otherwise expressly agreed by the Trustee in writing, THE TRUSTEE SHALL NOT BE LIABLE TO ANYONE FOR ANY DEFECT IN, OR FOR THE SAFETY, CONDITION, EXISTENCE, QUALITY, QUANTITY, LOCATION, REPAIR, PRODUCTION, STORAGE, TRANSPORTATION, PACKAGING, PROCESSING, SUPPLY, MERCHANTABILITY, FITNESS FOR USE, CONFORMITY TO SPECIFICATION, INSURANCE, OR MAINTENANCE OF, ANY ASSETS AT ANY TIME CONSTITUTING PART OF THE TRUST ESTATE, OR FOR ANY DEFECT IN TITLE THERETO OR OWNERSHIP THEREOF, OR FOR ANY FACT WHICH WOULD IMPAIR OR AFFECT THE RIGHTFULNESS OR EFFECTIVENESS OF THE NEGOTI ATION OR TRANSFER OF TITLE TO ANY SUCH ASSET OR ANY PORTION THEREOF OR ANY DOCUMENT OF TITLE COVERING OR RELATING IN ANY WAY THERETO, and nothing contained herein or in any of the documents referred to herein shall be construed as a representation or warranty on the part of the Trustee in respect of the title thereto or ownership thereof or the sufficiency, validity or effect of this Trust Agreement or any of the agreements or arrangements referred to herein.

6.6 [Reserved].

SECTION 7. [Reserved].

SECTION 8. Removal and Resignation of the Trustee and its Successors.

8.1 Removal and Resignation of the Trustee.

The Trustee may resign at any time, with or without cause, by giving at least 30 Business Days' prior written notice to Trustor, such resignation to be effective upon the date specified in said notice, or if no date is specified, on the 30th Business Day following the date said notice is given; provided, that said resignation shall not be deemed effective until the acceptance of appointment by the successor trustee and full compliance by the Trustee and said successor trustee with all laws respecting the transfer of title to the assets and properties of the Trust Estate, including without limitation laws requiring governmental approvals or exemptions and recordation of documents. Should the person or entity then serving as the Trustee hereunder (a) cease its activities or doing business as a going concern other than pursuant to a transaction described in Section 8.2 hereof, or (b) become incapable of acting as such, or (c) make an assignment for the benefit of creditors, or (d) admit in writing its inability to pay its debts as they become due, or (e) file a voluntary petition in bankruptcy, or (f) be adjudicated a bankrupt or insolvent, or (g) file a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statute, law or regulation, or (h)

file an answer admitting the material allegations of a petition filed against it in any such proceeding, or (i) consent to or acquiesce in the appointment of a trustee, receiver or liquidator of it or all or any substantial part of its assets or properties, or (j) take any action looking to its dissolution or liquidation or (k) be subject to any proceeding against it seeking reorganization, arrangement, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, which proceeding is not dismissed within 60 days after commencement thereof, or (1) be subject to the appointment without its consent or acquiescence of any trustee, receiver or liquidator of it or of all or any substantial part of its assets or properties, which appointment is not vacated within 60 days after the date thereof, then such person or entity shall be deemed to have resigned as the Trustee hereunder effective immediately prior to the occurrence of any matter specified in items (a) through (j) above, or, in the event of the occurrence of any of the matters specified in items (k) or (l) above, immediately prior to the expiration of the 60 day period specified therein. Upon any resignation of the Trustee, the Trustor shall appoint a successor.

In addition to the foregoing, the Trustor may at any time, on at least ten Business Days' prior written notice, remove the Trustee for good cause and appoint a successor trustee or trustees.

To be eligible for appointment as a successor trustee hereunder, such successor must be a bank or trust company having a combined capital and surplus of at least $100,000,000, if there be such an institution willing, able and legally qualified to perform the duties of the Trustee hereunder upon reasonable or customary terms.

8.2 Merger or Consolidation of the Trustee.

Any corporation or entity into which the Trustee may be merged or converted or with which it may be consolidated, resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or entity succeeding to all or substantially all of the assets or the corporate trust business of the Trustee, shall be the successor trustee under this Trust Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

8.3 Estate and Rights of Successor Trustee.

Each successor trustee succeeding to all or substantially all of the assets of the corporate trust business of the Trustee, whether by merger, conversion, consolidation or sale or otherwise shall succeed, upon the trusts herein expressed, to all of the estate, properties, rights, powers, duties, obligations and trusts of such predecessor Trustee without the execution or filing of any paper or any further act on the part of any of the parties hereto, and such predecessor Trustee does hereby bargain, convey, transfer and assign to such successor trustee upon the trusts herein expressed, all of the estate, properties, rights, powers, duties, obligations and trusts thereof. Such succession shall be evidenced by an instrument or instruments executed by the predecessor Trustee and successor trustee in due form and in the required number of counterparts for recording or filing, as appropriate, but such execution, delivery, recording and/or filing of such instrument or instruments shall not be a prerequisite to the effectiveness of such succession. Upon such succession, the predecessor Trustee shall deliver and pay over to such successor trustee any property or moneys then held by such predecessor Trustee upon the trusts herein expressed. Any successor trustee shall execute and deliver to the predecessor Trustee and the Trustor an instrument or instruments (in due form and in the required number of counterparts for recording or filing as appropriate) accepting such appointment and assuming the obligations of the predecessor Trustee under the contracts and agreements executed and delivered pursuant hereto but the execution, delivery, recording and/or filing of such instrument or instruments shall not be a prerequisite to the effectiveness of such acceptance and assumption which shall become effective upon the succession of such successor trustee to the estate, properties, rights, powers, duties, obligation s and trusts of the predecessor Trustee as herein provided. Upon such succession, the successor trustee shall give to the predecessor Trustee a full written release of any and all further duties and obligations hereunder, and said successor trustee shall execute an indemnity agreement under which the predecessor Trustee shall be· indemnified against any and all costs, expenses, claims, demands and liabilities which may arise or be incurred in connection with any and all further duties and obligations hereunder after the effective date of such succession.

SECTION 9. Transfer of Trustor's and Beneficiary's Interests.

Trustor and Beneficiary each agree not to transfer or assign their respective interests hereunder.

SECTION 10. Duration and Termination of and Amendment to Trust.

10.1 Duration.

The Trust created and provided for hereby shall continue until terminated as herein provided.

10.2 Termination.

The Trust shall cease and be terminated in any one of the following events, whichever shall first occur:

(a)    If Trustor shall by notice in writing to the Trustee revoke and terminate the Trust, on and as of the date stated in such notice, then on the date specified in such notice the Trust created and provided for hereby shall cease and terminate, provided, that no such termination shall be effective unless and until the payment in full of all the obligations of the Trustee under the Credit Agreement, including without limitation (i) the principal and accrued interest on all Loans (as defined in the Credit Agreement) to the Trustee thereunder, (ii) all reimbursement obligations of the Trustee under any Letter of Credit    (as defined in the Credit Agreement) issued pursuant thereto, (iii) the L/C Exposure (as defined in the Credit Agreement) has been reduced to zero (or cash collateral equal to the L/C Exposure has been deposited with the Collateral Agent    (as defined in the Credit Agreement)), (iv) all fees (including without limitation any accrued commitment fees, agent fees, participation fees, and issuing bank fees) and (v) all out of-pocket expenses incurred by the Credit Bank, including without limitation the reasonable fees, disbursements and charges of legal counsel, provided further, that El Paso and the Trustee agree and acknowledge that effective upon and after the Trust Termination Date (as defined in the Credit Agreement), the Trustee shall not be entitled to request any Borrowing (as defined in the Credit Agreement) or issuance of any Letter of Credit (as defined in the Credit Agreement); or

(b)    If the period consisting of the life of the survivor of the members of the Board of Directors of the Trustee in office, and of their issue living, on the effective date of this Trust Agreement, plus 21 years shall expire; or

(c)    The bankruptcy or dissolution of the Trustor or the Beneficiary.

10.3 Distribution of Trust Estate Upon Termination.

Upon any termination of this Trust pursuant to the provisions of Section 10.2 hereof, the Trustee shall transfer title to the Trust Estate to the Beneficiary or its designee, and, upon making such transfer and accounting for all funds which have come into its hands, the Trustee shall be discharged and free of any further liability hereunder, except such liability, not payable exclusively out of the assets of the Trust Estate, as may be shown by such accounting then to exist.

No later than the effective date of termination of this Trust, (i) the Trustee shall execute and deliver to the Beneficiary or its designee a bill of sale (substantially in the form of Schedule C to the Purchase Contract and in the required number of counterparts for recording) and other written instrument or instruments in form and content reasonably requested by the Beneficiary or its designee prior to such termination evidencing the transfer of title to the Trust Estate to the Beneficiary or its designee, and (i) the Beneficiary or its designee shall execute and deliver to the Trustee a written instrument or instruments, in the required number of counterparts for recording and in form and content reasonably requested by the Trustee, evidencing the assumption by it of the Trustee's duties and obligation s under this Trust Agreement, and the other agreements, documents and instruments referred to herein. Upon such discharge, the Beneficiary or its designee shall assume all of the Trustee's duties and obligations, and shall succeed to all of the Trustee's rights, powers and benefits under this Trust Agreement and all the documents and arrangements referred to herein.

10.4 Amendments to this Trust Agreement.

This Trust Agreement may, from time to time and at any time, be amended or supplemented by an instrument or instruments in writing executed by the Trustor and by the Trustee, provided, that no such amendment or supplement shall extend the maximum term of this Trust as provided for by Section 10.2 hereof.

SECTION 11. Compensation.

The Trustee shall receive as compensation for its services hereunder such fees as may heretofore and from time to time hereafter be agreed upon between Trustor and the Trustee.

SECTION 12. Miscellaneous.

12.1    Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a)    if to Trustor or the Beneficiary, to El Paso Electric Company, 303 North Oregon Street, El Paso, Texas 79901, Attention of: General Counsel (Telecopy No. (915) 543-5710)); and

(b)    if to the Trustee, to Texas Commerce Bank National Association, Texas Commerce Bank Building, 201 East Main, El Paso, Texas 79901, Attention of Sarah Wilson (Telecopy No. (915) 546-6701).

All notices and other communications given to any party hereto in accordance with the provisions of this Trust Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section or in accordance with the latest unrevoked direction from such party given in accordance with this Section.

12.2 Situs of Trust; Applicable Law.

The Trust has been accepted by the Trustee and will be located and administered in the State of Texas, and the validity and construction of, and all rights under this Trust Agreement shall be governed by the laws of the State of Texas. If any provisions of this Trust Agreement shall be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective, provided that such remaining provisions do not increase the obligations or liabilities of the Trustee.

12.3 Identification of Trust.

The Trust may for convenience be referred to as the Rio Grande Resources Trust II.

12.4 Counterparts.

This instrument may be simultaneously executed in any number of counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute and be one and the same instrument.

12.5 Benefit of Parties, Successors and Assigns.

This instrument shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

12.6 Status of Moneys Received.

All moneys received by the Trustee under or pursuant to any provision of this Trust Agreement (other than payments to the Trustee of Trustee's Expenses or in connection with any indemnification of the Trustee) shall constitute trust funds for the purpose for which they were paid or are held, but need not be segregated in any manner from any other moneys and shall be deposited by the Trustee under such conditions as may be prescribed or permitted by law for trust funds.

In addition, the balance at any time and from time to time of moneys received by the Trustee in excess of amounts sufficient to satisfy the amounts then owing and subject to distribution as provided in Section 5 hereof or in any Supplemental Instruction shall, to the extent practicable, be invested by the Trustee in any of the following, as directed from time to time by Trustor:

(a)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in ·each case maturing within one year from the date of acquisition thereof;

(b)    investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Rating Group or from Moody's Investor Services, Inc.;

(c)    money market funds which are invested solely in the types of investments described in subparagraphs (a) and (b) above, including but not limited to funds for which the Trustee, its affiliates, or subsidiaries provide investment, advisory, or other management services;

(d)    investments in certificates of deposit, banker's acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any state thereof which has a combined capital and surplus and undivided profits of not less than $250,000,000; and

(e)    other investment instruments approved in writing by the Credit Bank and offered by financial institutions which have a combined capital and surplus and undivided profits of not less than $250,000,000.

provided, however, that the maturities of such investments shall be such as to permit the Trust to meet its payment obligations as herein provided.

12.7 Conformity with ANPP Participation Agreement.

In connection with the provisions of Section 15.4 of the ANPP Participation Agreement, the Trustee (i) hereby waives all right to partitionment of any discrete portion or portions of Nuclear Fuel (as defined in the ANPP Participation Agreement) financed in connection with this Trust Agreement, (ii) understands that it shall not obtain any rights not possessed by the Trustor with respect to the operation or scheduling of any Generating Unit (as defined in the ANPP Participation Agreement) or removal of Nuclear Fuel therefrom and (iii) understands that it will not be a "Participant" (as defined in the ANPP Participation Agreement) unless and until it complies with certain requirements contained in the ANPP Participation Agreement.

Additionally, this Trust Agreement does not give the Trustee any different rights or obligations under the ANPP Participation Agreement than would be possessed or imposed upon the Trustor in the absence of the Trust Agreement.

12.8 Trust Agreement for Benefit of the Trustee, the Trustor and Beneficiary Only.

Nothing in this Trust Agreement, whether express or implied, shall be construed to give any person other than the Trustee, Trustor and Beneficiary any legal or equitable right, remedy or claim under or in respect of this Trust Agreement; but this Trust Agreement shall be held to be for the sole and exclusive benefit of the Trustee, Trustor and Beneficiary.

12.9 Grantor Trust.

The Trust is intended to be treated as a "grantor trust," as described in Internal Revenue Code Sections 671 through 679 and the applicable regulations pertaining thereto, for which the Trustor is treated as grantor and beneficiary. The Trustor, as grantor, acknowledges and agrees that the Trustee may take all such actions as are necessary to achieve such treatment, and the Trustee may file information returns and reports consistent therewith. Trustor, as grantor, acknowledges and agrees that Trustor will be responsible for reporting any income generated by the assets in trust or any expenses allocable to the Trust, based on information to be supplied to it by the Trust.

12.10 Books, Records and Returns.

The Trustee shall be responsible for the keeping of all customary and appropriate books and records relating to all transactions hereunder. Trustee agrees at the request and expense of Trustor to file an application prepared by Trustor with the Internal Revenue Service for a taxpayer identification number with respect to trust created hereby, and in the absence of such instruction, to use the taxpayer identification number of the Trustor in connection with reports and returns required in connection with the Trust. The Trustee agrees to sign and file a federal fiduciary return, but only if prepared by or on behalf of the Trustor and paid for by the Trustor. Trustee shall keep copies of all returns delivered to it or filed by it.

12.11 Miscellaneous.

(a)    Section headings herein are for the convenience of the parties only, and shall be given no substantive or interpretative effect whatsoever.

(b)    Waiver of the breach of any provision here under shall not be deemed a waiver of any prior or subsequent breach of the same or any other provision hereunder.

(c)    Pursuit of any remedy shall not be deemed the waiver of any other remedy hereunder or at law or equity.

(d)    Any provision of this Trust Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating remaining provisions hereof, provided that such remaining provisions do not increase the obligations or liabilities of the Trustee; and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

IN WITNESS WHEREOF, Trustor and the Trustee have caused this instrument to be duly executed on the day and year first above written.

EL PASO ELECTRIC COMPANY

By	/s/ John E Droubay
Name: John E. Droubay
Title: VP & Treasurer
"Trustor"

TEXAS COMMERCE BANK NATIONAL ASSOCIATION

By
Name:
Title:
"Trustee"

IN WITNESS WHEREOF, Trustor and the Trustee have caused this instrument to be duly executed on the day and year first above written.

EL PASO ELECTRIC COMPANY

By
"Trustor"

TEXAS COMMERCE BANK NATIONAL ASSOCIATION

By	/s/ [ILLEGIBLE]
Name:
Title:
"Trustee"

SCHEDULE A
Definitions

Acquisition Cost. The purchase price paid in order to acquire any portion of the Nuclear Fuel, including any progress payments made thereon, together with costs of milling, conversion, enrichment, fabrication, installation, delivery, containerization, transportation, storage, processing and any other direct costs with respect to acquiring or preparing such portion of the Nuclear Fuel for use in or management thereof through any stage of the Nuclear Fuel Cycle, but excluding therefrom all Capitalized Cost with respect thereto.

Additional Sales Charge. Additional Sales Charges are (i) all amounts that El Paso agrees to pay the Trustee as the result of charges (other than Basic Heat Supply Charges, Acquisition Cost and payments made by El Paso pursuant to Sections 3(a) and 3(b) of the Purchase Contract) incurred by the Trustee in connection with the Nuclear Fuel or a portion thereof (except amounts payable upon termination of the Purchase Contract and amounts payable pursuant to Section 18 of such Contract) and (ii) the Trustee's Expenses.

ANPP Participation Agreement. Arizona Nuclear Power Project Participation Agreement dated August 23, 1973, as amended, among Arizona Public Service Company, Salt River Project Agricultural Improvement and Power District, Southern California

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Edison Company, Public Service Company of New Mexico, El Paso, Southern California Public Power Authority and Department of Water and Power of the City of Los Angeles. The ANPP Participation Agreement is sometimes referred to as the Palo Verde Nuclear Generating Station Participation Agreement.

Assembly. Any one of the separate fuel assemblies constituting a portion of the Nuclear Fuel.

Assigned Agreements. The agreements and contracts and exhibits and appendices thereto between and among El Paso, or others on behalf of El Paso, and various entities engaged in the Nuclear Fuel Cycle which are the subject of the various Assignment Agreements, including the ANPP Participation Agreement and any additional such agreements entered into after the Closing Date, as such Assigned Agreements may from time to time be supplemented, amended, waived or modified in accordance with the terms thereof.

Assignment Agreements. All of the several Assignment Agreements, as of the date entered into (including those entered into subsequent to the Closing Date) between the Trustee and El Paso, together with the annexed consents thereto assigning certain rights of El Paso to the Trustee.

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Basic Heat Supply Charge. The Basic Heat Supply Charge shall be calculated pursuant to the provisions of Section 3(j) of the Purchase Contract.

Basic Heat Supply Payment Date has the meaning set forth in Section 3(j) of the Purchase Contract.

Beneficiary. El Paso Electric Company, a Texas corporation, and its successors and assigns.

Bill of Sale. A bill of sale in substantially the form of Schedule C to the Purchase Contract, by which title to all or any portion of the Nuclear Fuel is transferred from the Trustee to El Paso.

Business Day. Any day other than Saturday, Sunday or a day when banks are authorized or required by law to close in New York or Texas.

Capitalized Cost. The sum of all legal, printing, reproduction, closing and other normally capitalizable fees, disbursements, and other expenses actually incurred and paid by El Paso or the Trustee in connection with the acquisition of the Nuclear Fuel, including Trustee's Expenses, plus the sum of the Capitalized Daily Financing Charge.

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Capitalized Daily Financing Charges. The sum of all Daily Financing Charges accrued pursuant to the Purchase Contract allocable to the Nuclear Fuel or any portion thereof during any stage of its Nuclear Fuel Cycle.

Closing Date. February 12, 1996, or such other date as may hereafter be agreed by the parties hereto.

Credit Agreement. The Credit Agreement dated as of February 12, 1996 among El Paso, the Trustee, the lenders from time to time party thereto and Credit Bank as said Credit Agreement may from time to time be supplemented, amended, waived or modified.

Credit Bank. Chemical Bank, a New York banking corporation, in its capacity as issuing bank, administrative agent and collateral agent under the Credit Agreement, and its successors or assigns under the Credit Agreement.

Daily Financing Charge. For any calendar day (whether or not a Business Day) during the term of the Purchase Contract the sum of: an accrual for each such day of all interest expenses, commitment, and other fees, on or with respect to any loans obtained by the Trustee pursuant to the Credit Agreement which are outstanding at the close of business on such day, minus or plus, respectively, any investment income or loss credited to the account established pursuant to Section 12.6 of the Trust

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Agreement; provided that Daily Financing Charge shall not include an item which would constitute an element of Acquisition Cost.

Disclosure Schedule. Disclosure Schedule means the Disclosure Schedule attached as Schedule E to the Purchase Contract.

DOE. The United States Department of Energy or any body (governmental or private) succeeding to any of the functions of such agency as constituted at the date of the Purchase Contract.

Effective Date. "Effective Date" has the meaning set forth in Section 1.52 of the Fourth Amended Plan of Reorganization of El Paso, dated November 7, 1995, as confirmed by the United States Bankruptcy Court, Western District of Texas, Austin Division on January 9, 1996.

El Paso. El Paso Electric Company, a Texas corporation and, prior to the Effective Date, a debtor and debtor in possession under Chapter 11 of the United States Bankruptcy Code.

Event of Default. The term as used in Section 19 of the Purchase Contract or in Article VII of the Credit Agreement, as the case may be.

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Fee Agreement. Fee Agreement, dated as of January __, 1996, between the Trustee and Trustor with respect to those fees and expenses incurred by the Trustee pursuant to the Trust Agreement and the transactions contemplated thereby which are payable or reimbursable by the Trustor.

Fuel Management. The design of, contracting for, fixing the price and terms of acquisition of, management, movement, removal, disengagement and other activities in connection with the utilization of the Nuclear Fuel, and sometimes referred to as "management, " all of which shall be conducted according to the sole discretion of El Paso.

Fuel Schedule. An instrument in substantially the form of Schedule B to the Purchase Contract and made a part thereof.

Fuel Swap. Any swap, exchange or similar transaction described in the proviso to the definition of Nuclear Fuel.

Fuel Swap Proceeds. Means any amount received by El Paso or the Trustee, as the case may be, pursuant to a Fuel Swap.

GAAP. Means generally accepted accounting principles in use at the Closing Date, or, at the option of El Paso, other generally accepted accounting principles which are in use at the time of their determination; in determining generally accepted accounting principles, El Paso may, but shall not be required to,

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conform to any accounting order, rule or regulation of any regulatory authority having jurisdiction over the electric generating, transmission and distribution operations of El Paso.

Heat. Any and all of the heat energy produced, emitted or generated by the Nuclear Fuel while engaged in a reactor core of a Unit in accordance with the provisions of the Purchase Contract.

Heat Production. The stage of the Nuclear Fuel Cycle in which the Nuclear Fuel is engaged in a reactor core and is being consumed, pursuant to the process of nuclear fission, in the production of steam for the generation of electric energy.

Impositions. All license, documentation and registration fees and all taxes, except taxes upon the net income of the Trustee in its individual capacity, but including without further limitation gross income, gross receipts, interest equalization, sales, use, occupation, franchise, personal property, stamp and other taxes, levies, imposts, duties, charges or withholdings of any nature whatsoever, together with any penalties or interest thereon imposed by any taxing authority or governmental subdivision upon or in respect of, or measured by, any payments under the Purchase Contract from El Paso to the Trustee or gross receipts from the sale of Heat or Nuclear Fuel or in respect of any property subject to the Purchase Contract or any transaction pursuant to the Purchase Contract or any right or

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interest held by virtue of the Purchase Contract or Beneficiary's interest therein.

Insurance Requirements. All terms of any insurance policy covering or applicable to the Nuclear Fuel or any portion thereof, all requirements of the issuer of any such policy, and all orders, rules, regulations and other requirements of the DOE, the National Board of Fire Underwriters, or any other body exercising similar functions with respect to electric utility properties or any other body hereafter constituted exercising similar functions, which are applicable to or affecting the Plant, the Nuclear Fuel or any portion thereof or any operation, use or condition of the Plant, the Nuclear Fuel or any portion thereof.

Investment. With respect to any portion of the Nuclear Fuel, the sum of (i) the Acquisition Cost for such portion, plus (ii) the Capitalized Cost for such portion, or such lesser part of items (i) and (ii) paid by the Trustee pursuant to the Purchase Contract, as such sum shall be set forth from time to time with respect to such portion in the appropriate Schedule thereto, as amended from time to time by a Fuel Schedule in accordance with the Purchase Contract.

Legal Requirements. All material requirements having the force of law applicable to the Plant, a Unit, the Nuclear Fuel, or any transaction pursuant to the Purchase Contract,

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compliance with which is at the time presently required and feasible.

Lenders. The "Lenders" as defined in the Credit Agreement.

Lien. Means with respect to any asset, any mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in a charge against real or personal property, or a security interest of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

Lien of the Security Agreement. Means the Lien created by the Security Agreement.

Loan Documents. Means the Credit Agreement and the Security Agreement.

Nuclear Fuel. The interest of El Paso or the Trustee in all unmined uranium ore in place, unmilled uranium ore, converted, and/or enriched uranium ore and byproducts therefrom,

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fabricated Nuclear Fuel, including rods, assemblies, batches, regions and cores whether or not in place in a nuclear reactor and all other uranium products (excluding Spent Fuel) and services rendered or to be rendered in connection therewith that are the subject of certain Assignment Agreements; provided, that the definition of Nuclear Fuel shall not include any Nuclear Fuel which is loaned or otherwise provided by El Paso to third parties pursuant to swap, exchange or similar agreements which are customary in the industry, but will include Nuclear Fuel which is loaned or otherwise provided by third parties to El Paso pursuant to such agreements.

Nuclear Fuel Cycle. The various stages in the process by which the component parts of the Nuclear Fuel are mined, milled, converted, enriched, fabricated into rods, assemblies, batches, regions and cores utilizable for Heat Production, loaded into a reactor core and utilized, together with all incidental processes with respect to the Nuclear Fuel at any stage of the Nuclear Fuel Cycle.

Nuclear Fuel Proceeds. All proceeds from one or more of (i) borrowings under the Credit Agreement, or (ii) issuances of notes or obligations referred to in Section 2(d) of the Trust Agreement to the extent the proceeds therefrom are used by the Trustee in connection with the performance of the Purchase Contract or other agreements or arrangements entered into by the Trustee in connection therewith or (iii) investments (including

A-10

both princ1pal and interest) pursuant to Section 12.6 of the Trust Agreement to the extent the principal of such investments represents proceeds from any of the aforesaid sources.

Net Investment. With respect to any portion of the Nuclear Fuel, the excess of the amount of the Investment in such portion over the aggregate amount of the Basic Heat Supply Charge, if any, theretofore paid by El Paso to the Trustee in respect of such portion. In addition, Net Investment shall be reduced by the amount of any payment made by El Paso to the Trustee for application pursuant to Section 3(a) (i) of the Purchase Contract.

Palo Verde Nuclear Generating Station. Means that certain 3,810 megawatt nuclear generating facility consisting of three generating units located near Phoenix, Arizona, in which El Paso, as owner or lessee, had a [15.8%] undivided interest as of the Closing Date. Palo Verde Nuclear Generating Station was previously known as the Arizona Nuclear Power Project.

Permitted Contests. Contests permitted by Section 14 of the Purchase Contract.

Permitted Encumbrances. Means as of any time any of the following:

(a)    the Lien of the Security Agreement;

A-11

(b)    Liens for taxes or assessments by governmental bodies not yet due or the payment of which is being contested in good faith by El Paso and for which El Paso shall have set aside on its books adequate reserves to the extent required by GAAP;

(c)    Liens incidental to the mining, milling, fabrication, enrichment, conversion or transportation of Nuclear Fuel which are not delinquent or, whether or not delinquent, are being contested in good faith by El Paso and for which El Paso shall have set aside on its books adequate reserves for the payment thereof to the extent required by GAAP;

(d)    irregularities in or defects of title relating to any Nuclear Fuel which do not materially impair the use of such Nuclear Fuel for the purposes for which such Nuclear Fuel is held by El Paso or the Trustee;

(e)    Liens securing indebtedness incurred by a Person, other than El Paso, which indebtedness has been neither assumed nor guaranteed by El Paso nor on which El Paso customarily pays interest, existing on Nuclear Fuel which El Paso or the Trustee owns jointly or in common with such Person or such Person and others, if there is an effective bar against partition of such property which would preclude the sale of such property by such other Person or the holder of such Lien without the consent of El Paso;

A-12

(f)    any attachment, judgment and other similar Lien with respect to Nuclear Fuel arising in connection with court proceedings (i) in an amount not in excess of the greater of $5,000,000, or (ii) the execution of which has been stayed or which has been appealed and secured, if necessary, by an appeal bond;

(g)    the burdens of any law or governmental rule, regulations, order or permit requiring El Paso and the Trustee to maintain certain facilities or to perform certain acts as a condition of their acquisition or use of Nuclear Fuel;

(h)    any duties or obligations of El Paso and the Trustee to any federal, state or local or other governmental authority with respect to any franchise, grant, license, permit or contract which affects any Nuclear Fuel;

(i)    Liens in favor of a government or governmental entity securing (i) payments pursuant to a statute (other than taxes and assessments), or (ii) indebtedness incurred to finance all or part of the purchase price or cost of mining, milling fabrication, conversion, enrichment or transportation of Nuclear Fuel;

(j)    any Lien of the Trustee contemplated by the Purchase Contract or the Trust Agreement; and

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(k)    any other Liens of whatever nature or kind which, in the reasonable opinion of El Paso, do not individually or in the aggregate, materially impair the Lien of the Security Agreement;

provided, that Permitted Encumbrances shall not include the Trustee's Liens.

Person. Means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Plant. The plant site in Maricopa County, Arizona, of the Palo Verde Nuclear Generating Station.

Plant Account. An account to which the Trustee's Investment with respect to Nuclear Fuel may be allocated pending allocation by El Paso of such Investment among Units.

Purchase Contract. The Purchase Contract dated as of February 12, 1996, between El Paso and the Trustee as such Purchase Contract may from time to time be supplemented, amended, waived or modified.

Restoration. The repair, reconstruction or replacement of all or any portion of the Nuclear Fuel of a Unit which has

A-14

been damaged or destroyed or which has been affected by a Taking, as nearly as possible to the value, condition and character of such portion, and in its location, immediately prior to such damage, destruction or Taking, or the replacement of any Assembly of the Nuclear Fuel so damaged, destroyed or affected by a Taking, with an equivalent Assembly of Nuclear Fuel with only such alterations and additions as may be made at El Paso's election as will not diminish the Net Investment of the Nuclear Fuel so repaired, reconstructed or replaced.

Security Agreement. The Security Agreement and Assignment of Contracts dated as of February 12, 1996, between Texas Commerce Bank National Association, not in its individual capacity, but solely in its capacity as trustee under the Trust Agreement and Chemical Bank, a New York banking corporation, in its capacity as collateral agent for the secured parties.

Spent Fuel. Nuclear Fuel, which, through engagement in the reactor core of a Unit, has been consumed pursuant to the process of nuclear fission and is being stored in the fuel pit of a Unit or such other place as El Paso shall designate.

Supplemental Instructions. Instructions to the Trustee from the Trustor in substantially the form of Schedule B to the Trust Agreement, upon acceptance by the Trustee, as any such supplemental instructions may from time to time be supplemented, amended, waived or modified.

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Taking. A loss, during the term of the Purchase Contract, of the title, ownership, use or possession of the Nuclear Fuel, a Unit or any portion of either thereof, or any interest therein or right accruing thereto, as the result of or in connection with the exercise of the right of condemnation or eminent domain pursuant to any law, general or special, or by reason of the temporary requisition of the use of the Nuclear Fuel, a Unit or any portion of either thereof, by any governmental authority, civil or military.

Termination Event. Any of the events described in Section 17 of this Contract.

Trust. The Trust established by the provisions of the Trust Agreement.

Trust Agreement. That certain Trust Agreement, dated as of February 12, 1996, between the Trustee and Trustor, providing for the creation of the Rio Grande Resources Trust II, as such Trust Agreement may from time to time be supplemented, amended, waived or modified.

Trust Estate. Subject to Section 3 of the Trust Agreement, all estate, right, title and interest of the Trustee in and to the Trust Estate Assets and any other rights, assets or property owned or payments or proceeds (other than payments of the Trustee's Expenses or payments made in connection with any

A-16

indemnification of the Trustee) under any agreements, arrangements or transactions entered into pursuant to Supplemental Instructions.

Trust Estate Assets. Subject to Section 3 of the Trust Agreement: all estate, right, title and interest of the Trustee in and to the Purchase Contract, Assigned Agreements, the Loan Documents, all rights, assets or property owned, or payments or proceeds received, by or for the account of the Trustee under the Purchase Contract, the Assignment Agreements, the Loan Documents Agreement or an agreement entered into pursuant to Section 2 of the Trust Agreement; all rights to any such payments or proceeds; and any and all investments (including both principal and interest) of the Trustee pursuant to Section 12.6 of the Trust Agreement to the extent the principal of such investments represents proceeds from any of the aforesaid sources.

Trustee. Texas Commerce Bank National Association, and, to the extent permitted by Section 8 of the Trust Agreement, its successors and assigns.

Trustee's Expenses. The fees and expenses of the Trustee payable or reimbursable by the Trustor pursuant to the Fee Agreement.

Trustee's Liens. Means any Lien or disposition of title arising as a result of (i) claims against Texas Commerce

A-17

Bank National Association not related to transactions contemplated by the Purchase Contract and Trust Agreement, (ii) any act or omission of Texas Commerce Bank National Association, which is not related to the transactions contemplated by the Purchase Contract and Trust Agreement or is in violation of any of the terms of the Purchase Contract and Trust Agreement, (iii) claims against Texas Commerce Bank National Association with respect to taxes or expenses against which El Paso is not required to indemnify, and which the Trustee is otherwise required to pay or (iv) claims against Texas Commerce Bank National Association arising out of any transfer of all or any portion of its interests in the Nuclear Fuel or the Trust Estate other than a transfer pursuant to the terms of the Trust Agreement or pursuant to the exercise of the remedies set forth in Section 19(b) of the Purchase Contract;

Trustor. El Paso Electric Company, a Texas corporation, and its successors and assigns.

Unit or Units. Palo Verde Nuclear Generating Station, Units 1, 2, and 3 located in Maricopa County, Arizona, including fuel handling and storage facilities relating thereto.

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SCHEDULE B
FORM FOR SUPPLEMENTAL INSTRUCTIONS

SUPPLEMENTAL INSTRUCTIONS
PURSUANT TO
TRUST AGREEMENT
DATED AS OF ____________ ___, _____

No.

These Supplemental Instructions are given pursuant to the Trust Agreement dated as of February 12, 1996 between El Paso Electric Company, as the Trustor, and Texas Commerce Bank National Association, as the Trustee.

WHEREAS, the Trust Agreement contemplates the delivery by the Trustor to and acceptance by the Trustee of Supplemental Instructions with respect to the execution and delivery of agreements, acceptance of assignments of agreements or rights, acquisition of properties and entering into certain transactions, in accordance with lawful requests of the Trustor; and

WHEREAS, the Trustor now desires to give Supplemental Instructions to the Trustee as herein set forth;

B-1

NOW, THEREFORE, the Trustor hereby gives, and the Trustee by its signature hereto hereby accepts, the following Supplemental Instructions: [Here insert specific instructions.]

Section 1. Definitions. For the purpose of these Supplemental Instructions, the capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in Schedule A to the Trust Agreement. The following definitions are hereby added to said Schedule A: [Add any necessary new definitions].

Section 2. Authorization and Direction to Accept and/or Execute Documents or Rights. [Here insert specific authorizations and directions with respect to particular instruments, rights or transactions.]

Section 3. Use of Proceeds. [Here specifically set forth the order of application of any proceeds received by the Trustee pursuant to agreements or rights or payments obtained or received pursuant to these Supplemental Instructions.]

Section 4. Additional Instructions. [Here add any other necessary or appropriate instructions to the Trustee.]

Section 5. Confirmation of Trust. The Trustee hereby confirm by its execution hereof that the declaration of trust embodied in Section 3 of the Trust Agreement shall apply fully to

B-2

all rights, estates properties, assets, payments or proceeds received or obtained by the Trustee pursuant to these Supplemental Instructions.

Section 6. Other Provisions. Except as herein expressly provided, all of the terms and provisions of the Trust Agreement shall as nearly as may be practicable apply to all rights and obligations obtained or incurred, respectively, by the Trustee pursuant to these Supplemental Instructions.

B-3

IN WITNESS WHEREOF, the Trustor and the Trustee have executed these Supplemental Instructions the day and year below written.
Dated:

EL PASO ELECTRIC COMPANY

By
Name:
Title:
"Trustor"

ACCEPTED:

TEXAS COMMERCE BANK NATIONAL ASSOCIATION

By
Name:
Title:
"Trustee"

B-4

SECOND AMENDMENT TO PURCHASE CONTRACT

THIS SECOND AMENDMENT dated as of July 12, 2007 (the "Second Amendment"), to the PURCHASE CONTRACT dated as of February 12, 1996 (the "Purchase Contract"), is entered into between THE BANK OF NEW YORK TRUST COMPANY, NATIONAL ASSOCIATION, a limited purpose national banking association with trust powers, in its capacity as successor trustee of the Rio Grande Resources Trust II (the "Trustee"), (said Trustee being the successor to JPMorgan Chase Bank, National Association, formerly known as JPMorgan Chase Bank, successor by merger to The Chase Manhattan Bank, successor by merger to Chase Bank of Texas, National Association, successor by change of name to Texas Commerce Bank National Association, as trustee of the Rio Grande Resources Trust II (the "Prior Trustee")), and EL PASO ELECTRIC COMPANY, a Texas corporation ("El Paso").

RECITALS

A.    El Paso and the Prior Trustee were parties to that certain Credit Agreement dated as of February 12, 1996 (the "Credit Agreement") among El Paso and the Prior Trustee as borrowers, Chase Manhattan Bank (successor by merger to Chemical Bank) as issuing bank, as administrative agent and as collateral agent for the financial institutions party thereto as lenders (such financial institutions, the "Lenders"), and the Lenders. Pursuant to the Credit Agreement, the Lenders agreed to extend credit in the form of loans and letters of credit to the Prior Trustee, in an aggregate amount not to exceed $60,000,000, (i) to finance the purchase of Nuclear Fuel by the Prior Trustee, (ii) to provide backup liquidity for commercial paper issued pursuant to a commercial paper program to be established by the Prior Trustee, and (iii) to pay interest and other amounts payable under the Credit Agreement by the Prior Trustee (the foregoing items (i), (ii) and (iii), the "Trust Credit Purposes"). Consequently, the Purchase Contract provided in Section 2(g) thereof that El Paso will not permit the total Net Investment of the Prior Trustee, at any one time, in all Nuclear Fuel to exceed $60,000,000.

B.    Effective as of February 8, 1999, the Credit Agreement was amended and restated in its entirety, and the lenders thereunder agreed to extend credit in the form of loans and letters of credit to the Prior Trustee for Trust Credit Purposes in an aggregate amount not to exceed $70,000,000. Consequently, El Paso and the Prior Trustee amended Section 2(g) of the Purchase Contract (the "First Amendment") to provide that El Paso would not cause or permit the total Net Investment of the Prior Trustee, at any one time, in all Nuclear Fuel to exceed $70,000,000.

C.    The Credit Agreement was amended and restated again in its entirety on January 28, 2002, December 17, 2004 and April 11, 2006. The

amended and restated credit agreement dated as of April 11, 2006 (the "2006 Credit Agreement") provided that the $70,000,000 available to the Prior Trustee for Trust Credit Purposes could be increased from time to time pursuant to Section 2.21 of the 2006 Credit Agreement. Subsequent to the execution of the 2006 Credit Agreement but prior to the date hereof, the Trustee succeeded the Prior Trustee as trustee under the Rio Grande Resources Trust II.

D.    On May 30, 2007, El Paso delivered a written notice pursuant to Section 2.21 of the 2006 Credit Agreement to JPMorgan Chase Bank, N.A. (in its capacity as the administrative agent for the lenders under the 2006 Credit Agreement), requesting that the amount available to the Trustee in the form of loans and letters of credit for Trust Credit Purposes be increased from a total amount not to exceed $70,000,000 to a total amount not to exceed $120,000,000, such increase to be effective as of July 16, 2007.

E.    As a result of the foregoing, El Paso and the Trustee desire to amend the Purchase Contract in the manner set forth below.·

F.    Capitalized terms used but not defined herein shall have the meanings assigned to them in the Purchase Contract.

AGREEMENT

In consideration of the mutual agreements contained herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendment to Section 2(g) of the Purchase Contract. Section 2(g) of the Purchase Contract is hereby amended and restated to read in its entirety:

(g)	El Paso shall not cause or permit the total Net Investment of the Trustee, at any one time, in all Nuclear Fuel to exceed $120,000,000.

SECTION 2. Conditions to Effectiveness. This Amendment shall become effective as of the date first written above upon its execution by both parties hereto.

SECTION 3. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Purchase Contract, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provision of the Purchase Contract specifically referred to herein.

SECTION 4. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 5. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

SECTION 6. Headings. The headings of this amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

THE BANK OF NEW YORK TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely in its capacity as Trustee of the Rio Grande Resources Trust II

By:	/s/ Katrhyn Houston
	Name:	Kathryn M. Houston
	Title:	Vice President

EL PASO ELECTRIC COMPANY

By:	/s/ Steven Busser
	Name:	Steven P. Busser
	Title:	V.P., Treasurer & Chief
Risk Officer

STATE OF TEXAS    )
)
COUNTY OF EL PASO    )

BEFORE ME, the undersigned authority, on this day personally appeared Steven P. Busser, a V.P. Treasurer & Chief Risk Officer
of El Paso Electric Company, a Texas corporation, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he/she executed the same for the purposes and consideration therein expressed, in the capacity stated, and as the act and deed of said corporation.

Given under my hand and seal of office, this 12th day of July, 2007.

/s/ Hilda Vargas
Notary Public – State of Texas

My Commission Expires:
6/26/2009

STATE OF TEXAS    )
)
COUNTY OF TRAVIS    )

BEFORE ME, the undersigned authority, on this day personally appeared Kathryn Houston , a Vice President of The Bank of New York Trust Company, National Association, acting in its capacity as Trustee of the Rio Grande Resources Trust II, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he/she executed the same for the purposes and consideration ·therein expressed, in the capacity stated, and as the act and deed of said corporation.

Given under my hand and seal of office, this 11th day of July, 2007.

/s/ Karen L Kupecki
Notary Public – State of Texas

My Commission Expires:
5/4/2011

AMENDMENT AGREEMENT

AMENDMENT AGREEMENT, dated as of February 11, 1999 (the "Amendment"), to the PURCHASE CONTRACT dated as February 12, 1996 (the "Purchase Contract"), between CHASE BANK OF TEXAS, NATIONAL ASSOCIATION (formerly Texas Commerce Bank, National Association), a national banking association, not in its individual capacity, but solely in its capacity as trustee of the Rio Grande Resources Trust II (the "Trustee"), and EL PASO ELECTRIC COMPANY, a Texas corporation ("El Paso").

RECITALS

EL Paso and the Trustee are parties to that certain Credit Agreement, dated as of February 12, 1996 (the "Credit Agreement"), among El Paso and the Trustee as borrowers, the Chase Manhattan Bank ("Chase", successor by merger to Chemical Bank) as issuing bank, as administrative agent and as collateral agent for the financial institutions party thereto as lenders (such financial institutions, "Lenders"), and the Lenders. Pursuant to the Credit Agreement, the Lenders agreed to extend credit in the form of loans and letters of credit to the Trustee, in an aggregate face amount not greater than $60,000,000, (i) to finance the purchase of Nuclear Fuel by the Trustee, (ii) to provide backup liquidity for commercial paper issued pursuant to a commercial paper program to be established by the Trustee, and (iii) to pay interest and other amounts payable under the Credit Agreement by the Trustee (the foregoing items (i), (ii) and (iii), the "Trust Credit Purposes"). Consequently, the Purchase Contract provides in Section 2(g) thereof that El Paso will not permit the total Net Investment of the Trustee, at any one time, in all Nuclear Fuel to exceed $60,000,000.

Effective as of February 8, 1999, the Credit Agreement was amended and restated in its entirety (hereafter referred to as the "Amended and Restated Credit Agreement"), by and among El Paso, the Trustee, Chase (in the same capacities as under the Credit Agreement), Union Bank of California, N.A., as documentation agent, Barclays Bank PLC, New York Branch, as syndication agent, and the financial institutions party thereto as lenders (such financial institutions, also "Lenders"). Pursuant to the Amended and Restated Credit Agreement, the Lenders have agreed to extend credit in the form of loans and letters of credit to the Trustee, in an aggregate face amount not greater than $70,000,000, for the Trust Credit Purposes.

As a result of the foregoing, El Paso and the Trustee desire to amend the Purchase Contract as set forth herein below. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Purchase Contract.

Accordingly, in consideration of the mutual agreements contained herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

::ODMA\PCDOCS\NEWYORK\92043\2

SECTION 1. Amendment to Section 2(g) of the Purchase Contract. Section 2(g) of the Purchase Contract is hereby amended and restated to read in its entirety:

(g)	El Paso shall not cause or permit the total Net Investment of the Trustee, at any one time, in all Nuclear Fuel to exceed $70,000,000.

SECTION 2. Conditions to Effectiveness. This Amendment shall become effective as of the date first written above upon its execution by both parties hereto.

SECTION 3. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Purchase Contract, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provision of the Purchase Contract specifically referred to herein.

SECTION 4. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereto.

SECTION 5. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

SECTION 6. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

CHASE BANK OF TEXAS NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee,

By:
Name:
Title:

EL PASO ELECTRIC COMPANY

By:	/s/ Gary R Hendrick
	Name:	Gary R. Hedrick
	Title:	Vice President

STATE OF TEXAS    )
)
COUNTY OF EL PASO    )

BEFORE ME, the undersigned authority, on this day personally appeared Gary R. Hedrick, a Vice President of El Paso Electric Company, a Texas corporation, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he/she executed the same for the purposes and consideration therein expressed, in the capacity stated, and as the act and deed of said corporation.

Given under my hand and seal of office, this 4th day of February, 1999.

/s/ Hilda Vargas
Notary Public – State of Texas

My Commission Expires:	June 26, 2001

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

CHASE BANK OF TEXAS NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee,

By:	/s/ Kathryn Houston
	Name:	Kathryn Houston
	Title:	Vice President

EL PASO ELECTRIC COMPANY

By:
Name:
Title:

STATE OF TEXAS    )
)
COUNTY OF EL PASO    )

BEFORE ME, the undersigned authority, on this day personally appeared Kathryn Houston, a Vice President of Chase Bank of Texas, National Association, a banking corporation organized under the federal laws of the United States of America, acting in its capacity as Trustee of the Rio Grande Resources Trust II, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he/she executed the same for the purposes and consideration therein expressed, in the capacity stated, and as the act and deed of said corporation.

Given under my hand and seal of office, this 2 day of February, 1999.

/s/ Ramon S. Olivas
Notary Public – State of Texas

My Commission Expires: 3-31-2001	Ramon S. Olivas

EXECUTION COPY

THIS INSTRUMENT GRANTS A
SECURITY INTEREST BY A UTILITY
____________________________

THIS INSTRUMENT CONTAINS AFTER ACQUIRED PROPERTY PROVISIONS

PURCHASE CONTRACT

BETWEEN

TEXAS COMMERCE BANK NATIONAL ASSOCIATION
not in its individual capacity
but solely as Trustee of
the Rio Grande Resources Trust II

Trustee

AND

EL PASO ELECTRIC COMPANY,

El Paso

____________________________

RIO GRANDE RESOURCES TRUST II

____________________________

Dated as of February 12, 1996

THIS CONTRACT IS SUBJECT TO A SECURITY INTEREST IN FAVOR OF CHEMICAL BANK PURSUANT TO A SECURITY AGREEMENT DATED AS OF FEBRUARY 12, 1996.

* But only if, contrary to the intention of the parties, it should be so construed. This instrument is filed as a utility security interest as a precautionary matter.

i

ii

This PURCHASE CONTRACT dated as of February 12, 1996 (this "Contract" or the "Purchase Contract") , is between TEXAS COMMERCE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee pursuant to the Trust Agreement referred to in Schedule A hereto (the "Trustee"), and EL PASO ELECTRIC COMPANY, a Texas corporation ("El Paso").

In consideration of the covenants contained herein and subject to the terms, limitations and conditions hereof, the parties hereto agree as follows:

A.
THE TRANSACTION

1.Definitions.

Unless otherwise defined or unless the context otherwise requires, the capitalized terms used in this Contract have the respective meanings designated in Schedule A hereto.

2.Purchase and Sale of Rights to Nuclear Fuel.

(a)    El Paso is or may become a party to the Assigned Agreements, and wishes to transfer to the Trustee all of the rights and title of El Paso thereunder in and to or respecting Nuclear Fuel as specified in the Assignment Agreements. On the Closing Date, an Assignment Agreement with respect to the ANPP Participation Agreement shall be delivered to the Trustee, evidencing and effecting the transfer to the Trustee of certain rights and title specified in such - Assignment Agreement. To the extent that El Paso enters into one or more agreements relating to the Nuclear Fuel Cycle after the Closing Date, El Paso shall promptly deliver to the Trustee an Assignment Agreement with respect thereto and thereafter each such agreement shall be considered an Assigned Agreement hereunder.

(b)    El Paso has heretofore made certain payments and incurred certain costs with respect to Nuclear Fuel pursuant to the Assigned Agreements. At the Closing Date, El Paso shall deliver to the Trustee a completed Fuel Schedule in the form of Schedule B attached hereto, describing in Annex I to said Fuel Schedule the amounts, if any, paid by El Paso pursuant to the Assigned Agreements and other costs incurred by El Paso with respect to Nuclear Fuel for which El Paso desires reimbursement from the Trustee and allocating such amounts to one or more Units or to a Plant Account. At the Closing Date, the Trustee shall (conditioned upon receipt by the Trustee of necessary funds available for such purpose) reimburse El Paso in the total amount, if any, so specified and in the manner set forth in Section 5.

(c)    Subject to the terms and conditions hereof and of the Trust Agreement and Loan Documents, the Trustee shall, from time to time, but only if, when and to the extent requested by El Paso and in accordance with the provisions of the Assigned

Agreements and the procedure set forth in Section 5 of this Contract, and subject to the receipt by the Trustee of any necessary funds available for such purposes, (i) pay such amounts as shall become due and payable with respect to Nuclear Fuel under the Assigned Agreements, (ii) reimburse El Paso for payments made by El Paso with respect to Nuclear Fuel pursuant to the Assigned Agreements and (iii) reimburse El Paso for other costs incurred by it with respect to Nuclear Fuel.
Notwithstanding any of the foregoing, the Trustee may decline under this Section 2(c) to make any payment or to reimburse El Paso in respect of payments by El Paso to any person or entity which has not consented in writing to an Assignment Agreement or to a similar agreement between the Trustee and El Paso, the provisions of each of which written consent, Assignment Agreement and/or similar agreement shall have been satisfactory to counsel for the Trustee and to the Credit Bank and executed by the parties hereto prior to any such payment or reimbursement.

(d)    The Trustee agrees that pursuant to the terms of the Assignment Agreements, El Paso shall have, subject to the provisions of Section 19(b) hereof, retained (and will retain) all rights, and the entire obligation, it had (or will have) under he Assigned Agreements to deal with the respective parties thereto in respect of all matters other than the right to receive and the obligation to make payments with respect to Nuclear Fuel pursuant thereto and the receipt and holding of title to the Nuclear Fuel covered thereby. Such rights and obligation of El

Paso shall include, without limitation, rights to make all inspections, consent to all modifications or variations, give any instructions or directions, give any necessary consents or waivers and negotiate any amendments or modifications to any of said contracts, provided, that no action by El Paso pursuant to any Assigned Agreement shall increase the obligation of the Trustee or the Trust beyond that expressly provided for herein without the prior written consent of the Trustee or shall materially lessen any benefit inuring to the Trustee pursuant to the Assignment Agreements or any similar agreements referred to in this Section 2. Except as otherwise expressly limited by the provisions of this Contract, El Paso shall, as hereinafter more fully provided, have full right and lawful authority to engage in Fuel Management.

(e)    [Reserved]

(f)    [Reserved]

(g)    El Paso shall not cause or permit the total Net Investment of the Trustee, at any one time, in all Nuclear Fuel to exceed $60,000,000.

(h)    The Trustee agrees, subject to the terms hereof, to sell and make available to El Paso, and El Paso agrees to take, or cause to be taken, and to purchase and pay for, whether taken or not, any and all Nuclear Fuel, upon all of the terms and conditions contained in this Contract.

(i)    El Paso may at any time allocate the Trustee's Investment among Units or to a Plant Account for later allocation among Units. Each amount allocated to the Plant Account shall be allocated by El Paso to particular Units as soon as practicable after El Paso has determined the Units to which each amount should be allocated.

(j)    This Contract shall become effective as of February 12, 1996 and shall terminate as provided in Sections 17 through 19 hereof.

3.    Payment by El Paso

(a)    At any time during the term of this Contract:

(i)    El Paso may elect from time to time to reduce the Investment of the Trustee in the Nuclear Fuel by paying to the Trustee the amount by which such Investment is to be reduced and concurrently delivering to the Trustee a revised Fuel Schedule in the form of Fuel Schedule B hereto giving effect to said reduction. Upon receipt of such payment and Fuel Schedule, the Trustee shall execute a Bill of Sale is the Form of Schedule C hereto to convey title to such Nuclear Fuel to El Paso; and

(ii)    At any time when there is no Nuclear Fuel covered by a Fuel Schedule, the Trustee shall deliver to El Paso a written computation showing the amount of any Daily Financing Charges incurred by the Trustee to the date thereof and El Paso shall pay the amount of such Daily Financing Charges, plus any additional Daily Financing Charges incurred by the Trustee to the date of such payment.

(b)    Notwithstanding any other provision of this Contract, El Paso shall timely pay to the Trustee such amounts sufficient to pay in full all amounts then due and payable by the Trustee under the Credit Agreement. The Trustee shall give three Business Days' prior notice to El Paso if the Trustee has insufficient funds on hand to pay amounts to be so paid under the Credit Agreement. On receipt of such notice by El Paso, El Paso shall (i) timely provide such funds as necessary to enable the Trustee to pay all amounts so due and payable under the Credit Agreement, or (ii) if and to the extent such funds are available under the Credit Agreement, instruct the Trustee to borrow all or a portion of such funds necessary to make the required payments under the Credit Agreement (with El Paso providing the balance, if any, of funds necessary to make such payments). The Trustee's failure to deliver the notice required by the second sentence of this Section 3(b) shall not affect El Paso's obligations under this Section 3(b).

(c)    All sums payable by El Paso to the Trustee under this Contract shall be payable in immediately available funds at the office of the Trustee at 201 E. Main Street, El Paso, Texas, before 1 p.m. El Paso time on the date due, or to such other person or at such other address as the Trustee, from time to time, may designate.

(d)    El Paso shall pay, from time to time, as provided in this Contract, or on demand of the Trustee, all Additional Sales Charges as and when due and payable. At El Paso's option, El Paso may in lieu of such payment deliver to the Trustee a Fuel Schedule in the form of Schedule B attached hereto directing that such Additional Sales Charges be added to the Investment of the Trustee (to the extent funds are available to the Trustee under the Credit Agreement or otherwise) and allocating said amount of Additional Sales Charges among Units or to the Plant Account.

(e)    Spent Fuel shall be promptly reconveyed by the Trustee to El Paso by the execution of a Bill of Sale in the form of Schedule C hereto.

(f)    El Paso shall promptly pay all Fuel Swap Proceeds to the Trustee for subsequent payment to the Credit Bank pursuant to the terms of the Trust Agreement.

(g)    [Reserved]

(h)    [Reserved]

(i)    [Reserved]

(j)    El Paso shall pay to the Trustee on the 25th day of each January, April, July and October, or if such day is not a Business Day, on the next following Business Day (each such date being herein called a "Basic Heat Supply Payment Date"), the Basic Heat Supply Charge shown on Annex I to the Schedule D for the preceding calendar quarter concurrently delivered to the Trustee in accordance with Section 3(k). The calculation of the Basic Heat Supply Charge shall conform with the following formula:

(BHSC) =    (NI-R)    x    AF

(i)    "BHSC" shall be the Basic Heat Supply Charge.

(ii)    "NI" shall be Net Investment in each Unit at the end of such period.

(iii)    "R" shall be the current estimation of the residual value of the applicable Nuclear Fuel presently in use and it is agreed that such residual value shall be the fair market value currently estimated to remain at the time of removal; provided that in no event shall "R" be a number less than zero.

(iv)    "AF" shall be an amortization factor based upon thermal output of applicable Nuclear Fuel during such period divided by the available thermal output estimated by El Paso as remaining in such Nuclear Fuel at the beginning of such period, including and adjusted for Nuclear Fuel loaded or removed during such period.

(k)    At least 15 days before each Basic Heat Supply Payment Date, the Trustee shall deliver to El Paso a certificate in the form of Schedule D filled in as to Columns B and C and with respect to Column E, the "Total" amount of Capitalized Daily Financing Charges, without further allocation. Three Business days prior to such Basic Heat Supply Payment Date, El Paso shall deliver to the Trustee the certificate so received or a copy thereof duly completed as to the remaining Columns and information and as to Annex I.

On the Basic Heat Supply Payment Date, El Paso shall pay to the Trustee, or on the Trustee's written order, to the Credit Bank, the Basic Heat Supply Payment shown in Annex I for the quarterly period ended on the last day of the month preceding such Basic Heat Supply Payment Date.

(l)    [Reserved]

(m)    [Reserved]

(n)    [Reserved]

(o)    [Reserved]

4.    Payment Obligations of El Paso Absolute and Unconditional; Disclaimer of Warranties.

(a)    The obligation of El Paso to make all payments pursuant to this Contract shall be absolute and unconditional under any and all circumstances and shall not be affected by any circumstances of any character.

THE TRUSTEE, IN ITS INDIVIDUAL CAPACITY, MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, AS TO THE SAFETY, TITLE, CONDITION, QUALITY, QUANTITY, TEMPERATURE, FITNESS FOR USE, MERCHANTABILITY, CONFORMITY TO SPECIFICATION, OR ANY OTHER CHARACTERISTIC, OF THE NUCLEAR FUEL, OR WHETHER OR NOT ANY HEAT WHATSOEVER IS OR CAN BE PRODUCED BY THE NUCLEAR FUEL, OR AS TO WHETHER THE NUCLEAR FUEL OR THE OWNERSHIP THEREOF COMPLIES WITH ANY RULES, REGULATIONS OR REQUIREMENTS OF ANY KIND.

As between El Paso and the Trustee, EL PASO ASSUMES ALL RISKS AND WAIVES ANY AND ALL DEFENSES TO ITS OBLIGATION TO PAY

HEREUNDER, INCLUDING, WITHOUT LIMITATION, ANY DEFENSE RELATING TO:

(A)    THE SAFETY, TITLE, CONDITION, QUALITY, QUANTITY, TEMPERATURE, FITNESS FOR USE, MERCHANTABILITY, CONFORMITY TO SPECIFICATION, OR ANY OTHER QUALITY OR CHARACTERISTIC OF THE NUCLEAR FUEL, OR WHETHER OR NOT ANY HEAT WHATSOEVER IS OR CAN BE PRODUCED BY THE NUCLEAR FUEL;

(B)    ANY SET-OFF, COUNTERCLAIM, RECOUPMENT, DEFENSE OR OTHER RIGHT WHICH EL PASO MAY HAVE AGAINST THE TRUSTEE OR ANYONE ELSE, FOR ANY REASON WHATSOEVER;

(c)    ANY DEFECT IN TITLE OR OWNERSHIP OF THE NUCLEAR FUEL;

(D)    ANY LOSS, THEFT OR DESTRUCTION OF, OR DAMAGE TO, THE NUCLEAR FUEL, IN WHOLE OR IN PART, OR CESSATION OF THE USE OR POSSESSION OF THE NUCLEAR FUEL BY EL PASO FOR ANY REASON WHATSOEVER AND OF WHATEVER DURATION, OR ANY CONDEMNATION, CONFISCATION, REQUISITION, SEIZURE, PURCHASE, TAKING OR FORFEITURE OF THE NUCLEAR FUEL, IN WHOLE OR IN PART;

(E)    ANY INABILITY OR ILLEGALITY WITH RESPECT TO THE OWNERSHIP OR THE USE OR POSSESSION OF THE NUCLEAR FUEL BY EL PASO OR THE OWNERSHIP THEREOF BY THE TRUSTEE;

(F)    ANY INSOLVENCY, BANKRUPTCY, REORGANIZATION OR SIMILAR PROCEEDING BY OR AGAINST EL PASO OR THE TRUSTEE;

(G)    ANY FAILURE TO OBTAIN, OR EXPIRATION, SUSPENSION OR OTHER TERMINATION OF, OR INTERRUPTION TO, ANY REQUIRED LICENSES, PERMITS, CONSENTS, AUTHORIZATIONS, APPROVALS OR OTHER LEGAL REQUIREMENTS;

(H)    THE INVALIDITY OR UNENFORCEABILITY OF THIS CONTRACT OR ANY OTHER INFIRMITY HEREIN OR ANY LACK OF POWER OR AUTHORITY OF THE TRUSTEE OR EL PASO TO ENTER INTO THIS CONTRACT; OR

(I)    ANY OTHER CIRCUMSTANCES OR HAPPENING WHATSOEVER WHETHER OR NOT SIMILAR TO ANY OF THE FOREGOING. EL PASO HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS WHICH IT MAY NOW HAVE OR WHICH AT ANY TIME HEREAFTER MAY BE CONFERRED UPON IT, BY STATUTE OR OTHERWISE, TO TERMINATE, CANCEL, QUIT, RESCIND OR SURRENDER THIS CONTRACT EXCEPT IN ACCORDANCE WITH THE EXPRESS TERMS HEREOF. If for any reason whatsoever this Contract shall be terminated in whole or in part by operation of law or otherwise, except as is specifically provided herein, El Paso nonetheless agrees to pay to the Trustee an amount equal to the amounts payable by El Paso pursuant to Section 18 hereof. Each payment made by El Paso pursuant to Section 3(j) hereof shall be final. Notwithstanding the foregoing, if an error has been made in the computation of an amount paid by

El Paso pursuant to this Contract, which error has resulted in the payment by El Paso of an amount in excess of or less than the amount which El Paso should have paid pursuant to said Section, El Paso or the Trustee, as the case may be, shall not be precluded by this Section 4 (a) from recovering the amount of such excess or deficit from the appropriate party.

(b)    It is specifically understood and agreed that the Trustee has not made nor has any obligation to make any warranties, representations, covenants or undertakings as to the accounting treatment to be accorded El Paso, or as to the federal or any state income or other tax consequences, if any, to El Paso, as a result of or by virtue of the transactions contemplated by this Contract and the other agreements referred to herein.

5.    Procedure for Progress and Other Payments.

(a)    When El Paso desires the Trustee to make any payment (as provided by Sections 2(b), 2(c), 3(a), 3(b) and 3(d)), El Paso shall notify the Trustee of the amount of such payment by telephone or in writing at least five Business Days prior to the payment date and shall deliver to the Trustee a Fuel Schedule in the form of Schedule B hereto dated as of the payment date, duly completed in three counterparts not later than 24 hours before the payment date.

(b)    Not later than 12:00 (noon), New York time, on the date specified in said notice, the Trustee shall make the payment in immediately available funds specified in said Fuel Schedule to the parties specified in such Fuel Schedule; provided, however, that the Trustee shall not be required to make any payment pursuant to this Section in excess of the funds available to the Trustee for such purpose under the Credit Agreement or otherwise.

(c)    El Paso shall have the right to disengage any portion of the Nuclear Fuel and to remove it from Heat Production; provided, however, that not more than six months after any Nuclear Fuel is disposed of or when more than six months shall have elapsed after the removal (without the same being returned) from the Plant, El Paso shall notify the Trustee in the first certificate in the form of Schedule D hereto required to be delivered after any such six-month period of the Net Investment of the Trustee in such Nuclear Fuel on the date of such certificate and shall pay to the Trustee an amount equal to the Basic Heat Supply Charge for the period ended on the date of such certificate together with an amount equal to the Net Investment of the Trustee after giving effect to such payment or charge in respect of such Nuclear Fuel removed or disposed; provided, further, that thereafter and so long as the Trustee shall have no Net Investment in such Nuclear Fuel, it shall be deleted from further forms of Schedule D delivered pursuant hereto. Upon the payment by El Paso to the Trustee of Basic Heat Supply Charge and Net Investment pursuant to this paragraph, the

Trustee shall promptly convey title to such Nuclear Fuel to El Paso by executing and delivering a Bill of Sale in the form of Schedule C hereto.

(d)    Notwithstanding any other provision of this Contract, each delivery of a Fuel Schedule in the form of Schedule B hereto or a Bill of Sale in the form of Schedule C hereto shall be deemed to amend, accordingly, the certificate in the form of Schedule D hereto last delivered by El Paso to the Trustee.

6.    The Trustee's Agreement with Respect to Action under Related Agreements.

The Trustee agrees upon the written request of El Paso, (i) to exercise any rights which the Trustee may have, from time to time, under the Credit Agreement to borrow funds in order to carry out its obligations hereunder, and (ii) not, without the prior consent of El Paso, to agree to any amendment of the Credit Agreement or any Loan Document (as defined in the Credit Agreement).

B.

LOCATION, CONDITION AND
USE OF NUCLEAR FUEL

7.    Location of Nuclear Fuel.

El Paso covenants with the Trustee that during the period the Trustee has title to the Nuclear Fuel pursuant to the terms of this Contract, the Nuclear Fuel location will be limited to: (1) the facility of any party involved in the Nuclear Fuel Cycle of any portion of the Nuclear Fuel, (2) transit during the Nuclear Fuel Cycle between such facilities, (3) the Plant, and (4) a storage facility.

8.    Condition and Use of Nuclear Fuel.

(a)    El Paso represents and warrants to the Trustee that any portion of Nuclear Fuel which becomes subject to this Contract will be free and clear of all Liens, except for Permitted Encumbrances. The Trustee, in its individual capacity, represents and warrants to El Paso that any portion of Nuclear Fuel which becomes subject to this Contract will be free and clear of all Trustee's Liens. EL PASO ACKNOWLEDGES AND AGREES THAT THE TYPE AND DESIGN OF THE NUCLEAR FUEL HAS NOT BEEN SELECTED BY THE TRUSTEE, THAT THE TRUSTEE HAS NOT SUPPLIED ANY SPECIFICATIONS WITH RESPECT TO THE PROCESSING OR FABRICATION OF ANY THEREOF AND THAT NEITHER THE TRUSTEE, AS THE TRUSTEE OR INDIVIDUALLY, THE TRUST, NOR ANY PERSON (EXCEPT EL PASO IN

CERTAIN CIRCUMSTANCES) ACTING ON ITS OR THEIR BEHALF (i) IS A MANUFACTURER OF, OR DEALER IN, NUCLEAR MATERIAL OF ANY KIND OR HAS ANY LICENSE TO USE OR POSSESS SUCH MATERIAL, (ii) HAS MADE ANY RECOMMENDATION, GIVEN ANY ADVICE OR TAKEN ANY OTHER ACTION WITH RESPECT TO (y) THE CHOICE OF ANY SUPPLIER, PROCESSOR, DESIGNER, FABRICATOR OR TRANSPORTER OF, OR ANY OTHER CONTRACTOR WITH RESPECT TO, THE NUCLEAR FUEL OR ANY PORTION THEREOF, OR (z) ANY ACTION TAKEN OR TO BE TAKEN WITH RESPECT TO THE NUCLEAR FUEL OR ANY PORTION THEREOF AT ANY STAGE OF THE NUCLEAR FUEL CYCLE, (iii) HAS AT ANY TIME HAD PHYSICAL POSSESSION OF ANY PORTION OF THE NUCLEAR FUEL OR MADE ANY INSPECTION THEREOF, OR (iv) HAS MADE ANY WARRANTY OR OTHER REPRESENTATION WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OR REPRESENTATION THAT THE NUCLEAR FUEL (x) WILL NOT RESULT IN INJURY OR DAMAGE TO PERSONS OR PROPERTY, (y) HAS BEEN PROPERLY DESIGNED OR FABRICATED OR WILL ACCOMPLISH THE RESULTS WHICH EL PASO INTENDS THEREFOR, OR (z) IS SAFE IN ANY MANNER OR RESPECT. THE PROVISIONS OF THIS SECTION 8 (a) HAVE BEEN NEGOTIATED WITH THE INTENTION OF COMPLETELY EXCLUDING AND NEGATING ALL WARRANTIES BY THE TRUSTEE, AS THE TRUSTEE OR INDIVIDUALLY, THE TRUST OR ANY PERSON ACTING ON THEIR BEHALF, EXPRESS OR IMPLIED, RELATING TO THE NUCLEAR FUEL OR ANY PORTION THEREOF, WITH RESPECT TO MERCHANTABILITY, FITNESS OR OTHERWISE, WHETHER ARISING PURSUANT TO A UNIFORM COMMERCIAL CODE OR ANY OTHER PRESENT OR FUTURE LAW, OR OTHERWISE.

(b)    The Trustee hereby authorizes El Paso, at El Paso's cost and expense, to assert all rights and claims, and to bring suits, actions and proceedings, in its own name or in the name of the Trustee, in respect of any seller's, manufacturer's, transporter's, designer's, processor's or fabricator's warranties or undertakings, express or implied, relating to any portion of the Nuclear Fuel. El Paso, subject to the provisions of the Trust Agreement, shall be entitled to retain all proceeds and recoveries received by it under this Section 8(b) and any proceeds or recoveries received by or on behalf of the Trustee shall, subject to the provisions of the Trust Agreement, be paid over to El Paso, unless an Event of Default shall have occurred and be continuing.

(c)    El Paso has investigated the state of the title to and rights of ownership in the Nuclear Fuel subject to this Contract at the date hereof, and has approved the same for all purposes hereof. El Paso will from time to time after such date make (or cause to be made) such investigation of each portion of additional Nuclear Fuel as El Paso deems appropriate or necessary as such Nuclear Fuel becomes subject to this Contract, and will not permit any such portion to become subject to this Contract unless El Paso is similarly satisfied with and has similarly approved the same for all purposes thereof.

(d)    El Paso, subject to the provisions of the Trust Agreement, shall have exclusive right to possession and use of all Nuclear Fuel to which the Trustee has title hereunder, but El Paso will not do or approve to be done any act or thing (i) that is contrary to any Legal Requirement or Insurance Requirement or (ii) that may impair the value or usefulness of such Nuclear Fuel or any part thereof (other than as the normal usage thereof in Heat Production). El Paso shall cause such Nuclear Fuel to comply with all Legal Requirements, and the applicable provisions and conditions of all licenses, permits, consents, authorizations and approvals of any governmental authority issued to El Paso or its employees, servants or agents and in a manner that does not make void or voidable any insurance or governmental or other indemnification agreement with regard to liability arising out of the same (which would not have been void or voidable but for such action). El Paso shall likewise observe and comply with the requirements of all policies of insurance and indemnity agreements at any time in force with respect to such Nuclear Fuel. El Paso agrees that it will not, without written consent of the Trustee, enter into, or consent to, any change order or other amendment, modification, or supplement to any Assigned Agreement if such change order, amendment, or modification would terminate the Trustee's right to receive title to any Nuclear Fuel under any Assigned Agreement; provided that no such consent shall be required if (i) the Trustee's Investment in such Nuclear Fuel shall be zero or (ii) El Paso shall have delivered to the Trustee written notice to the effect (aa) that El Paso intends to reduce to zero the Trustee's Investment in such Nuclear Fuel and (bb) that El Paso will pay to the Trustee, on or before the 90th day following the date of said notice and in accordance with the provisions of Section 3(a) (i) hereof, such amount as is necessary to reduce said Investment to zero.

(e)    The Trustee may, with the prior written consent of El Paso (which consent shall not be required if an Event of Default shall have occurred and be continuing), enter into any agreement or modify any existing agreement with any party involved in the Nuclear Fuel Cycle in respect of any Nuclear Fuel.

(f)    The Nuclear Fuel (other than unmined uranium ore in place) is personal property and El Paso shall, at its expense, take all such action as may be required to cause the Nuclear Fuel to retain its character as personal property. The Nuclear Fuel shall not become part of any real property on which it or any portion thereof may from time to time be situated, notwithstanding the means by which it is installed or attached thereto and notwithstanding any law or custom or the provision of any lease, mortgage or other instrument applicable to any such real property.

C.
TERMS AND CONDITIONS

9.    Certificates and Opinions by El Paso; Further Assurance, Financial Information and Compliance Certificates.

(a)    On the Closing Date and no later than April 30 in each year until the termination or expiration of this Contract, commencing with the year 1997, El Paso shall furnish to the Trustee a certificate of an officer of El Paso, as of the preceding December 31st (i) stating the location of the Nuclear Fuel, and such information regarding the condition of the Nuclear Fuel as the Trustee may reasonably request, (ii) stating that such officer has caused a review to be made by responsible personnel of El Paso with respect to compliance during such period by El Paso with Sections 7 and 8 of this Contract and that such review has not disclosed any material failure on the part of El Paso to comply with its obligations under said Sections, (iii) stating that El Paso is in compliance with Sections 10 and 12 of this Contract, and (iv) stating that no Event of Default or event which, with the lapse of time or notice or both, would constitute an Event of Default, has occurred and is continuing, or if an Event of Default has occurred and is continuing, or an event which, with the lapse of time or notice or both, would constitute an Event of Default has occurred and is continuing, specifying the nature thereof, the period of existence thereof and what action El Paso proposes to take with respect thereto.

(b)    Concurrently with such certificates, El Paso shall furnish to the Trustee an opinion of its counsel, which opinion and counsel shall be reasonably satisfactory to the Trustee, dated upon such dates and addressed to the Trustee, stating that:

(i)    El Paso is a corporation validly existing and in good standing under the laws of the State of Texas and has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to perform all of its obligations under the Assignment Agreements and the Purchase Contract.

(ii)    The performance by El Paso of its obligations to make payments under the Purchase Contract does not and will not (A) violate any provision of any existing law, rule or regulation as presently implemented or interpreted, or, to the best knowledge of such counsel of El Paso, any existing order, writ, judgment, injunction, decree, determination or award of the United States of America or of the State of Texas, Arizona or New Mexico or of any court, agency, subdivision or authority thereof having applicability to El Paso, or (B) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument known to such counsel of El Paso to which El Paso is a party or by which it or its properties may be bound or affected.

(iii)    No authorization, consent, approval or license of, or filing or registration with, any court or governmental department, commission, board, bureau, agency or instrumentality of the United States of America or the State of Texas, Arizona or New Mexico or any specifically granted exemption from any of the foregoing was or, under present law, is necessary for the performance by El Paso of its obligations to make payments under the Purchase Contract or the legality, validity or effectiveness of the Purchase Contract, except for authorization s by the Federal Energy Regulatory Commission and the New Mexico Public Utility Commission, which authorizations have been duly obtained.

(iv)    Such counsel has reviewed the applicable law (including the federal laws of the United States) in effect in the States of Texas, Arizona and New Mexico and in the opinion of such counsel no action to continue the perfection of the Trustee's title to the Nuclear Fuel or rights transferred or to be transferred to the Trustee as contemplated by the Purchase Contract or the Assignment Agreements is required or, if any such action is required, describing such action.

(v)    [Reserved]

(vi)    [Reserved]

(c)    El Paso hereby agrees, at its expense, to promptly execute and deliver to the Trustee such further certificates, statements, instruments, documents and assurances in recordable form, if appropriate, and take such further action as the Trustee may from time to time reasonably request in order more effectively to carry out the intent and purpose of this Contract, to establish and protect the rights and remedies created or intended to be created in favor of the Trustee hereunder and under the Trust Agreement and to protect the interest and title of the Trustee in and to the Nuclear Fuel and this Contract.

(d)    El Paso shall furnish the Trustee (i) on or before April 30th in each year until the termination or expiration of this Contract, commencing with the year 1996, a balance sheet of El Paso as of the preceding fiscal year end, together with a statement of income of El Paso for such fiscal year then ended, certified by El Paso's independent accountants, (ii) quarterly unaudited financial statements as they appear in El Paso's quarterly reports to shareholders, and (iii) such other information relating to the affairs of El Paso as the Trustee may from time to time reasonably request.

(e)    The Trustee shall have the right to and shall make available any records maintained by the Trustee regarding the Trust and/or the Nuclear Fuel and the Trustee's rights under this Contract to any governmental authority requesting such records, or to El Paso, El Paso's independent accountants or the Credit

Bank and the Lenders. The Trustee shall notify El Paso of any such request other than by banking authorities.

10.    Impositions.

El Paso agrees that until this Contract is terminated, it will promptly pay all Impositions. El Paso further agrees at its expense to do all things required to be done by the Trustee in connection with the levy, assessment, billing or payment of such Impositions and is hereby authorized by the Trustee to act for and on behalf of the Trustee in any and all such respects, and to file, at the request and on behalf of the Trustee, all required returns and reports respecting Impositions. El Paso shall promptly provide the Trustee with a copy of all such returns and reports and with evidence of payment of all Impositions.

11.    Indemnification by El Paso.

El Paso hereby agrees, whether or not any of the transactions contemplated by the Trust Agreement shall be consummated, to assume liability for and does hereby agree to indemnify, protect, save and keep harmless the Trustee, in its individual capacity, and its successors, assigns, trustees, officers and servants (collectively, for the purposes of this Section 11, the "Trustee Indemnitees") from and against, any liabilities, obligations, losses, damages, taxes, claims, actions, suits, costs, expenses and disbursements (including legal fees and expenses) of any kind and nature whatsoever (for the purposes of this Section 11 collectively called "Expenses") which may be imposed on, incurred by or asserted at any time against one or more of Trustee Indemnitees in any way relating to or arising out of the acceptance or administration of the Trust, the action or inaction of any of the Trustee Indemnitees hereunder or under the Trust Agreement, the Loan Documents or any Assignment Agreement or such other instruments as may be entered into pursuant to the Trust Agreement, or relating in any way to the Nuclear Fuel, including (without limitation) strict liability or liability without fault or other liability of an owner or vendor, arising out of statute, judicial decision or otherwise, provided, however, that El Paso shall not be required to indemnify any Trustee Indemnitee for (i) income or franchise taxes on, based on, or measured by, any fees or compensation received by a Trustee Indemnitee in an individual capacity for services rendered in connection with the transactions contemplated by the Trust Agreement, (ii) any Expenses caused by the gross negligence or willful misconduct of a Trustee Indemnitee, (iii) any Expenses caused by Trustee's Liens, and (iv) any Expenses caused by breach of a representation, warranty or covenant of any Trustee Indemnitee contained in this Contract, the Trust Agreement, the Loan Documents and any certificate or document delivered by such Trustee Indemnitee in connection herewith or therewith. Subject to the provisions of clause (ii) of the proviso in the immediately preceding sentence, the indemnification by El Paso to the Trustee provided by this Section 11 shall include, to the full extent permitted by applicable law, an indemnity for Expenses incurred by the Trustee caused by Trustee's sole or contributory negligence. Any payment to any Trustee Indemnitee under this Section 11 shall be in creased to such amount as will, after taking account of all (i) taxes imposed with respect to the accrual or receipt of such payment by such Trustee Indemnitee (as the same may be increased pursuant to this sentence) and (ii) any deductions or credits under any applicable tax law attributable to the Expenses or taxes for which payment has been made, equal the amount of the payment. The indemnities contained in this Section shall survive the termination of this Contract, the Trust Agreement, any Trust created under the Trust Agreement and the resignation or removal of any Trustee. In the event that any action, suit or proceeding is brought against any Trustee Indemnitee by reason of any aforementioned occurrence, condition or event, El Paso will, at El Paso's expense, resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel designated by El Paso and acceptable to such· Trustee Indemnitee.

12.    Insurance.

El Paso shall, at no cost to the Trustee, keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including nuclear hazard, fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance (including against nuclear energy hazards to the full limit of liability under Federal law) against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

13.    Compliance with Legal and Insurance Requirements.

El Paso at its expense will promptly (a) comply with all Legal Requirements and Insurance Requirements as to Nuclear Fuel owned by the Trustee and (b) procure, maintain and comply with all permits, licenses and other authorizations required for the ownership of such Nuclear Fuel or any portion thereof by the Trustee or El Paso.

14.    Permitted Contests.

El Paso at its expense may contest by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition or lien therefor, or any Legal Requirement, respecting Nuclear Fuel, provided, however, as follows:

(a)    in the case of a contest involving material Imposition, material lien or material Legal Requirement (as determined in each case by El Paso), El Paso shall provide prior notice to the Trustee, and

(b)    neither the Trustee nor the Trust could be subject to any additional civil liability (other than interest, which El Paso agrees to pay) or any criminal liability, for failure to pay any such Imposition or to comply with such Legal Requirement.

El Paso agrees to indemnify, and hold the Trustee and the Trust harmless against all claims, demands, losses, judgments, decrees and costs, including attorneys' fees and expenses, in connection with any such contest and shall, promptly after the final determination of such contest, pay and discharge the amounts which shall be levied, assessed or proposed or determined to be payable therein, together with all penalties, fines, interest, costs and expenses thereon or in connection therewith.

15.    Damage or Destruction.

If any material incident of damage to or destruction of any Nuclear Fuel then covered by any Fuel Schedule hereto should occur, El Paso upon actual knowledge thereof will promptly give written notice thereof to the Trustee, generally describing the nature and extent of such damage or destruction.

16.    Taking.

In case of a Taking or the commencement of any proceedings or negotiations that might result in any Taking, El Paso upon actual knowledge thereof will promptly give written notice thereof to the Trustee generally describing the nature and extent of such Taking or the nature of such proceedings or negotiations and the nature and extent of the Taking that might result therefrom, as the case may be. The Trustee, upon receipt of any award or payment on account of any Taking of Nuclear Fuel then covered by any Schedule hereto or any portion thereof shall give prompt notice to El Paso and the Credit Bank of such award or payment. Within ten (10) Business Days after receipt of the notice referred to in the preceding sentence, El Paso shall elect, by written notice to the Trustee, to apply the proceeds thereof to (i) the Restoration of the Nuclear Fuel, (ii) the reimbursement of El Paso for funds theretofore used for such Restoration, or (iii) the reduction, by the amount of such award or payment, of the Net Investment of the Trustee in such Nuclear Fuel in accordance with the provisions of Section 3(a) (i) hereof. In the event El Paso elects the options described in clauses (i) or (ii), the Trustee shall pay such award or payment to El Paso. In the event El Paso elects the option described in clause (iii), the Trustee shall pay such award or payment to the Credit Bank.

El Paso may elect to apply portions of any award or payment to each of, or a combination of, the options described in clauses (i), (ii) and (iii), and payments by the Trustee to El Paso and the Credit Bank shall be made accordingly.

17.    Events Upon Which Contract to Terminate.

(a)    This Contract shall terminate in the manner and with the effect hereinafter set forth in Section 18 upon the happening of any of the following events (each, a "Termination Event"):

(i)    El Paso shall have delivered to the Trustee a certificate (signed by the President or any Vice President of El Paso) stating that El Paso desires to terminate this Contract effective on a date stated therein (which shall not be less than 60 days after receipt of such notice), and such date shall have occurred.

(ii)    The Trustee, in the opinion of its counsel (a copy of which opinion shall have been delivered to El Paso), by virtue of any interest in the Nuclear Fuel, the Trust, or otherwise, should be or become potentially liable, whether because of a change in laws or for any other reason, to respond in damages to any person or persons for injury, death or property damage in an amount for which the Trustee is not fully insured, covered, held harmless or otherwise indemnified against or protected from hereunder or pursuant to any insurance policy or policies or indemnification issued by a person or persons satisfactory to the Trustee; and the Trustee shall have given notice of termination of this Contract to El Paso.

(iii)    The Trustee is declared by the Securities and Exchange Commission to be, or with the passage of a specific period of time would become, an "electric utility company" or a "gas utility company" as defined in the Public Utility Holding Company Act of 1935, as amended, or the shareholders of the Trustee or any partner, officer or employee of the Trustee, shall become, or with the passage of a specific period of time would become, subject to regulation under said Act by reason of the transactions contemplated by this Contract.

(iv)    The Trustee becomes, or is declared by the Public Utilities Commission of Texas, the New Mexico Public Utility Commission or the Arizona Corporation Commission to be, or with the passage of a specific period of time would become, a "public utility" as defined under Texas, New Mexico or Arizona law or the shareholders of the Trustee or any partner, officer or employee of the Trustee shall become, or with the passage of a specific period of time would become, subject to regulation under said law by reason of the transactions contemplated by this Contract.

(v)    The Trustee becomes, or is declared by a governmental agency having jurisdiction to be, or with the passage of a specific period of time would become, a "public utility" as defined in the Federal Power Act, as amended, or the shareholders of the Trustee or any partner, officer or employee of the Trustee, shall be or with the passage of a specific period of time would become, subject to regulation under said Act by reason of the transactions contemplated by this Contract.

(vi)    Any law or regulation or interpretation of any law or regulation shall be adopted or enforced by any governmental or regulatory authority (including, without limitation·, DOE, the Arizona Corporation Commission, the Public Utilities Commission of Texas, the New Mexico Public Utility Commission, the Securities and Exchange Commission, the Federal Energy Regulatory Commission and the New York Stock Exchange), and as a result of such adoption or enforcement, approval of the transactions contemplated by this Contract shall be required and shall not have been obtained within any grace period after such adoption or enforcement; or as a result of any such adoption or enforcement this Contract or any transaction contemplated hereby shall be or become, or with the passage of a specific period of time would become, unlawful or the performance of this Contract or any term thereof shall be rendered impracticable in any material way, unlawful or unenforceable and the Trustee shall have given notice of termination of this Contract to El Paso.

(vii)    A "nuclear incident" (as defined in the Atomic Energy Act of 1954, as amended) involving or connected in any way with the Nuclear Fuel, any Unit or any portion of either thereof shall have occurred and the Trustee shall have given notice to El Paso that the Trustee believes such "nuclear incident" may give rise to an aggregate liability (whether of El Paso or the Trustee), or to damage, destruction or personal injury, in excess of the insurance and indemnification available.

(viii)    An Event of Default (as defined in the Credit Agreement) which is not an Event of Default under Section 19(a) of this Contract shall have occurred and be continuing.

(b)    Promptly after either the Trustee or El Paso shall actually learn of the happening of any of the events listed in Section 17 (a), such person shall give written notice thereof to the other party hereto (unless the happening of the event itself shall cause such notice to be given), identifying the happening of such event or events.

18.    Procedure for Termination of Contract.

(a)    Immediately upon the happening of any Termination Event, this Contract shall cease and terminate, except with respect to obligations and liabilities of El Paso, actual or contingent, which arose under this Contract on or prior to the date of termination and except for El Paso's obligations set forth in Sections 3 and 4 and 10 through 16 and in this Section, all of which obligations shall continue until discharged as provided for below. The notice of the happening of such events, required by Section 17(b), shall (x) acknowledge that this Contract has terminated, subject to the continuing obligations of El Paso mentioned above, (y) state that on a settlement date which, shall not be more than 150 days after the giving of such notice, which settlement date shall be specified therein, El Paso shall be obligated to pay the Trustee an amount equal to the Net Investment of the Trustee with respect to Nuclear Fuel then covered by any Fuel Schedule hereto on such settlement date, plus any other amounts due the Trustee hereunder plus such further amount, if any, as shall be sufficient to enable the Trustee to pay in full: (A) all obligations under the Credit Agreement and notes issued thereunder; and (B) all other obligations and liabilities of the Trustee related to this Contract and the Trust Agreement, and (z) state that on such settlement date, the Trustee shall be obligated to deliver to El Paso a Bill of Sale in the form of Schedule C hereto conveying the entire interest and ownership of the Nuclear Fuel from the Trustee to El Paso.

Upon the delivery of such notice, the Trustee and El Paso shall become obligated to make the payment and to deliver the documentation referred to herein on such settlement date to the same extent as if each had acknowledged in writing its obligation so to do. Such payment and delivery of documentation shall be made in accordance with this Section 18. Any other provision of this Contract to the contrary notwithstanding, if this Contract is terminated as a result of the happening of an event set forth in Section 17(a) (viii) hereof, then the settlement date referred to in this Section 18 shall be ten (10) Business Days after El Paso (i) obtains actual knowledge of such termination or (ii) receives notice of such termination pursuant to Section 17 (b) hereof, whichever is earlier. El Paso's obligations will not be discharged until all of its liabilities hereunder are satisfied.

(b)    Upon the settlement date specified in the notice delivered by the Trustee or El Paso, El Paso shall pay to the Trustee at the office of the Credit Bank at 270 Park Avenue, New York, New York 10017 or to such other person at such other place designated by the Trustee the payments specified in Section 18(a) hereof in immediately available funds, and the Trustee shall transfer the title to and ownership interest in the Nuclear Fuel to El Paso. El Paso shall pay all expenses in connection with such transfer, including all escrow fees, search and recording and filing fees, attorneys' fees and all applicable federal, state and local sales, use and other taxes which may be incurred or imposed by reason of the transfer then being made by the

Trustee, or by reason of the delivery of an instrument or instruments to transfer title.

(c)    Notwithstanding any other provisions of this Contract, whenever El Paso has the right or obligation to purchase the Nuclear Fuel or any portion thereof or any other property pursuant to any provision of this Contract other than Section 18(a), then, subject to the Trust Agreement, El Paso may cause such purchase to be effected by, and the Trustee shall transfer title to and ownership of the subject matter of such purchase to, any other person lawfully entitled to receive the same and specified by El Paso in a written notice to the Trustee given at least 15 days prior to the date of such purchase, provided, that nothing specified in this subsection (c) shall in any way impair or affect the obligations of El Paso under this Contract in connection with such purchase and provided, further, that at the time of any such transfer to such other person, El Paso shall deliver to the Trustee the undertaking of El Paso indemnifying and holding the Trustee harmless from and against any loss, claim, damage, or liability incurred by him by reason of such transfer in the same manner and to the same extent as if the Trustee had made such transfer to El Paso.

(d)    Upon the purchase by El Paso or any other person pursuant to this Contract of the interest of the Trustee or any other person in the Nuclear Fuel or any portion thereof or in any insurance proceeds or condemnation awards (or the right to receive the same) relating thereto, the Trustee need not transfer any better title thereto or ownership interest therein than existed on the respective dates when the various items of property so sold first became subject to this Contract.

19.    Events of Default and Remedies.

(a)    Any of the following events of default by El Paso shall constitute an "Event of Default" and give rise to the rights on the part of the Trustee described in Section 19(b):

(i)    default in the payment of any amount payable by El Paso hereunder for 30 days after such payment is due; or

(ii)    failure to perform or observe any other term, covenant or agreement contained in this Contract or in any other agreement between El Paso and the Trustee on El Paso's part to be performed or observed, which such failure shall remain unremedied for 30 days after written notice thereof shall have been given to El Paso by the Trustee; or

(iii)    any representation or warranty made by El Paso herein, in the Assignment Agreements or in any document or certificate furnished to the Trustee or any other party in connection herewith or therewith or pursuant hereto or thereto shall prove at any time to be incorrect as of the date made in any material respect; or

(iv)    the institution of any proceeding by or against El Paso seeking to adjudicate it a bankrupt or insolvent or seeking reorganization, arrangement, adjustment, liquidation or compensation of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking appointment of a receiver, trustee, or similar official or for any substantial part of its property and, if instituted against El Paso, consent thereto by El Paso or failure by El Paso for 60 days to stay such proceeding, or the taking of any action by El Paso to authorize any of the actions set forth above; or

(v)    the termination of existence or business failure of, or the making of an assignment for the benefit of creditors by El Paso; or

(vi)    admission in writing by El Paso of its in- ability to pay its debts; or

(vii)    this Contract or the Trust Agreement shall terminate or cease to be in full force and effect for any reason (other than pursuant to Section 17 hereof).

(b)    Upon the occurrence and during the continuance of any Event of Default, the Trustee may in its discretion do any one or more of the following:

(i)    proceed by appropriate judicial proceedings, either at law or in equity, to enforce performance or observance by El Paso of the applicable provisions of this Contract, or to recover damages for the breach thereof; or

(ii)    without limiting the generality of clause (i) above, the Trustee may, at its option, in addition to all other rights and remedies provided hereunder or under applicable law, without regard to whether any· or all of such other rights and remedies have been or are to be exercised, in its own name or the name of El Paso, demand, sue upon or otherwise enforce the Assigned Agreements with full power as though the Trustee were the party named in the Assigned Agreements, and amend, revise, release or otherwise change the same as may seem proper to the Trustee in its sole discretion and exercise all other rights of El Paso under the Assigned Agreements in such manner as it may determine. The exercise by the Trustee of the rights and remedies granted it in this clause (ii) shall not be considered a waiver of any Event of Default.

(iii)    without limiting the generality of Clauses (i) or (ii) above, upon the occurrence and during the continuance of an Event of Default, El Paso agrees that the Trustee may (but shall not be obliged to), at its sole election, perform for El Paso under any and all Assigned Agreements.

(iv)    terminate this Contract.

(c)    In addition to the remedies of the Trustee provided in Section 19(b) above, the Trustee shall be entitled to recover from El Paso all losses, damages and expenses sustained by the Trustee by reason of such default and to all other remedies provided by law.

20.    Notices.

Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a)    if to El Paso, to El Paso Electric Company, 303 North Oregon Street, El Paso, Texas 79901, Attention of:    General Counsel (Telecopy No. (915) 543 5710)); and
(b)    if to the Trustee, to Texas Commerce Bank National Association, Texas Commerce Bank Building, 201 East Main, El Paso, Texas 79901, Attention of Sarah Wilson (Telecopy No. (915) 546-6701).

All notices and other communications given to any party hereto in accordance with the provisions of this Contract shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section or in accordance with the latest unrevoked direction from such party given in accordance with this Section.

21.    Allocation of Amounts.

Whenever, under this Contract, computations or allocations are required to be made involving a cost, price, payment, charge, factor, discount, burn-up residual value, or any other amount relating to the Nuclear Fuel, such cost, price, payment, charge, factor, discount, burn-up or any other amount shall be determined by El Paso. El Paso shall inform the Trustee in writing of the basis of such allocations.

22.    Amendments.

Except as otherwise provided for herein, this Contract may not be amended, modified or terminated, nor may any obligation hereunder be waived, orally, and no amendment, modification, termination or waiver shall be effective for any purpose unless it is in writing, signed by the party against whom enforcement thereof is sought.

23.    Severability.

Any provision of this Contract that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, El Paso hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

24.    Warranties and Representations of El Paso.

Except as set forth in the Disclosure Schedule, El Paso hereby warrants and represents to the Trustee, individually and otherwise, as follows:

(a)    El Paso is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas and has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under this Contract and the Assignment Agreements.

(b)    The execution and delivery by El Paso of this Contract and the Assignment Agreements and the performance of its obligations to make payments under this Contract and the Assignment Agreements have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the stockholders of El Paso, (ii) violate any provision of the charter or bylaws of El Paso, or of any existing law, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), or to the best of knowledge of responsible officers of El Paso, any existing order, writ, judgment, injunction, decree, determination or award of the United States of America or of the State of Texas, Arizona or New Mexico or of any court, agency, subdivision or authority thereof having applicability to El Paso or of the charter or by-laws of El Paso, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which El Paso is a party or by which it or its properties may be bound or affected.

(c)    This Contract and the Assignment Agreements each constitutes a legal, valid and binding obligation of El Paso enforceable against El Paso in accordance with its terms.

(d)    There are no actions, suits or proceedings pending or, to the knowledge of El Paso, threatened against or affecting El Paso or the properties of El Paso before any court or governmental department or commission which, if adversely determined, could reasonably be expected, individually or in the aggregate, to have a material adverse effect on the ability of El Paso to carry out its obligations under this Contract or the Assignment Agreements.

(e)    Neither El Paso nor any of its subsidiaries, if any, is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction which could reasonably be expected to result in a material adverse effect on the ability of El Paso to carry out its obligations under this Contract or the Assignment Agreements.

(f)    No event has occurred and is continuing which constitutes an Event of Default under this Contract or which would constitute an Event of Default thereunder but for the requirement that notice be given or time elapse or both.

(g)    The execution, delivery and performance by El Paso of this Contract, the Assignment Agreements and all other agreements and instruments to be executed by El Paso pursuant to or as contemplated by the provisions hereof or thereof do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with or by or in respect of, any federal, state or other governmental authority or agency, except (i) as set forth in the opinions of counsel for El Paso dated the Closing Date and referred to in Section 4.02(a) of the Credit Agreement and (ii) any notices and reports, if any, that have been effectively filed for the purposes thereof, or that are not yet due, a list of which is delivered concurrently herewith to the Trustee. In the event any such consent, approval, notice, registration or action shall from time to time be required, El Paso agrees to notify the Trustee and the Credit Bank thereof and to promptly secure such consents, approvals, and registrations, give such notices and take such actions.

25.    Successor Trustee.

El Paso agrees that in the case of the appointment of any successor trustee pursuant to the terms of the Trust Agreement, such successor trustee shall, upon written notice by such successor trustee to El Paso, succeed to all rights, powers and title of the predecessor trustee hereunder, including the right to indemnification, other than as may relate to past indemnification or earned fees and shall be deemed to be the Trustee and owner of the Nuclear Fuel for all purposes hereof, without in any way altering the terms of this Contract or El Paso's rights and obligations hereunder. Upon the appointment of a successor trustee under the Trust Agreement, the predecessor trustee shall have no further obligations, rights or duties under this Contract, including the right to indemnification, other than as may relate to past indemnification or earned fees. One such appointment and designation of a successor trustee shall not exhaust the right to appoint and designate further successor trustees pursuant to the Trust Agreement, but such right may be exercised from time to time as long as this Contract shall be in effect. The Trustee or any successor trustee may, but shall not be obligated to, appoint an agent and designate one or more officers of such agent as attorney-in-fact to execute and deliver any and all notices, consents and approvals or other documents necessary or desirable to be executed in connection with this Contract or with the Nuclear Fuel.

26.    [Reserved]

27.    [Reserved]

28.    Miscellaneous.

El Paso understands and agrees that the duties and obligations of the Trustee hereunder shall be subject to the terms of the Trust Agreement. The terms and provisions of this Contract supersede all prior negotiations and oral understandings, if any, between the Trustee and El, Paso with respect to the transactions contemplated hereby. The captions in this Contract are for convenience or reference only and shall not be used to interpret any of the terms or provisions hereof. This contract shall in all respects be governed by, and construed in accordance with, the laws of the State of Texas, including all matters of construction, validity and performance.

29.    Inspection of Books and Records.

Upon reasonable notice by El Paso to the Trustee, authorized representatives of El Paso (or, upon El Paso's request, of regulatory authorities having jurisdiction over El Paso) or its designee shall have the right to examine during normal business hours the books of account and records of the Trustee pertaining to the transactions contemplated hereby.

30.    [Reserved]

31.    Failure of Performance by the Trustee.

If the Trustee shall fail to perform any act which he is obligated to perform under the Credit Agreement and such failure shall continue for five Business Days following notice thereof from El Paso to the Trustee, El Paso shall be entitled and is hereby irrevocably appointed (so long as no Event of Default shall have occurred hereunder and be continuing), as agent and attorney-in-fact of the Trustee, to perform such act on behalf of the Trustee.

32.    Incorporated Schedules.

Schedules A through E attached hereto are by this reference incorporated and made a part hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed, as of the day and year first above written.

TEXAS COMMERCE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as the Trustee of the Rio Grande Resources Trust II

By:	/s/ [ILLEGIBLE]
Name:
Title:

EL PASO ELECTRIC COMPANY

By:
Name:
Title:

XXZ95A04.WPN (2/9/96 12:02am)

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed, as of the day and year first above written.

TEXAS COMMERCE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as the Trustee of the Rio Grande Resources Trust II

By:
Name:
Title:

EL PASO ELECTRIC COMPANY

By:	/s/ John E. Droubay
	Name:	John E. Droubay
	Title:	VP & Treasurer

XXZ95A04.WPN (2/9/96 12:02am)

STATE OF NEW YORK    )
)
COUNTY OF NEW YORK    )

BEFORE ME, the undersigned authority, on this day personally appeared Sarah Wilson, Vice President of Texas Commerce Bank National Association, a banking corporation organized under the federal laws of the United States of America, acting in its capacity as Trustee of the Rio Grande Resources Trust II, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that she executed the same for the purposes and consideration therein expressed, in the capacity stated, and as the act and deed of said corporation.

Given under my hand and seal of office, this 9th day of February, 1996.

CORINNE M. RAICHT
Notary Public, Stale of New York
[SEAL]	No. 4985516
Qualified in Westchester County
Qualified in New York County
Commission Expires Aug. 19, 1997
Notary Public – State of New York

/s/ Corinne Raicht
Corinne Raicht
My Commission Expires:
August 19, 1997

SCHEDULE A
Definitions

Acquisition Cost. The purchase price paid in order to acquire any portion of the Nuclear Fuel, including any progress payments made thereon, together with costs of milling, conversion, enrichment, fabrication, installation, delivery, containerization, transportation, storage, processing and any other direct costs with respect to acquiring or preparing such portion of the Nuclear Fuel for use in or management thereof through any stage of the Nuclear Fuel Cycle, but excluding therefrom all Capitalized Cost with respect thereto.

Additional Sales Charge. Additional Sales Charges are (i) all amounts that El Paso agrees to pay the Trustee as the result of charges (other than Basic Heat Supply Charges, Acquisition Cost and payments made by El Paso pursuant to Sections 3(a) and 3(b) of the Purchase Contract) incurred by the Trustee in connection with the Nuclear Fuel or a portion thereof (except amounts payable upon termination of the Purchase Contract and amounts payable pursuant to Section 18 of such Contract) and (ii) the Trustee's Expenses.

ANPP Participation Agreement. Arizona Nuclear Power Project Participation Agreement dated August 23, 1973, as amended, among Arizona Public Service Company, Salt River Project Agricultural Improvement and Power District, Southern California

Edison Company, Public Service Company of New Mexico, El Paso, Southern California Public Power Authority and Department of Water and Power of the City of Los Angeles. The ANPP Participation Agreement is sometimes referred to as the Palo Verde Nuclear Generating Station Participation Agreement.

Assembly. Any one of the separate fuel assemblies constituting a portion of the Nuclear Fuel.

Assigned Agreements. The agreements and contracts and exhibits and appendices thereto between and among El Paso, or others on behalf of El Paso, and various entities engaged in the Nuclear Fuel Cycle which are the subject of the various Assignment Agreements, including the ANPP Participation Agreement and any additional such agreements entered into after the Closing Date, as such Assigned Agreements may from time to time be supplemented, amended, waived or modified in accordance with the terms thereof.

Assignment Agreements. All of the several Assignment Agreements, as of the date entered into (including those entered into subsequent to the Closing Date) between the Trustee and El Paso, together with the annexed consents thereto assigning certain rights of El Paso to the Trustee.

Basic Heat Supply Charge. The Basic Heat Supply Charge shall be calculated pursuant to the provisions of Section 3(j) of the Purchase Contract.

Basic Heat Supply Payment Date has the meaning set forth in Section 3(j) of the Purchase Contract.

Beneficiary. El Paso Electric Company, a Texas corporation, and its successors and assigns.

Bill of Sale. A bill of sale in substantially the form of Schedule C to the Purchase Contract, by which title to all or any portion of the Nuclear Fuel is transferred from the Trustee to El Paso.

Business Day. Any day other than Saturday, Sunday or a day when banks are authorized or required by law to close in New York or Texas.

Capitalized Cost. The sum of all legal, printing, reproduction, closing and other normally capitalizable fees, disbursements, and other expenses actually incurred and paid by El Paso or the Trustee in connection with the acquisition of the Nuclear Fuel, including Trustee's Expenses, plus the sum of the Capitalized Daily Financing Charge.

Capitalized Daily Financing Charges. The sum of all Daily Financing Charges accrued pursuant to the Purchase Contract allocable to the Nuclear Fuel or any portion thereof during any stage of its Nuclear Fuel Cycle.

Closing Date. February 12, 1996, or such other date as may hereafter be agreed by the parties hereto.

Credit Agreement. The Credit Agreement dated as of February 12, 1996 among El Paso, the Trustee, the lenders from time to time party thereto and Credit Bank as said Credit Agreement may from time to time be supplemented, amended, waived or modified.

Credit Bank. Chemical Bank, a New York banking corporation, in its capacity as issuing bank, administrative agent and collateral agent under the Credit Agreement, and its successors or assigns under the Credit Agreement.

Daily Financing Charge. For any calendar day (whether or not a Business Day) during the term of the Purchase Contract the sum of: an accrual for each such day of all interest expenses, commitment, and other fees, on or with respect to any loans obtained by the Trustee pursuant to the Credit Agreement which are. outstanding at the close of business on such day, minus or plus, respectively, any investment income or loss credited to the account established pursuant to Section 12.6 of the Trust

Agreement; provided that Daily Financing Charge shall not include an item which would constitute an element of Acquisition Cost.

Disclosure Schedule. Disclosure Schedule means the Disclosure Schedule attached as Schedule E to the Purchase Contract.

DOE. The United States Department of Energy or any body (governmental or private) succeeding to any of the functions of such agency as constituted at the date of the Purchase Contract.

Effective Date. "Effective Date" has the meaning set forth in Section 1.52 of the Fourth Amended Plan of Reorganization of El Paso, dated November 7, 1995, as confirmed by the United States Bankruptcy Court, Western District of Texas, Austin Division on January 9, 1996.

El Paso. El Paso Electric Company, a Texas corporation and, prior to the Effective Date, a debtor and debtor in possession under Chapter 11 of the United States Bankruptcy Code.

Event of Default. The term as used in Section 19 of the Purchase Contract or in Article VII of the Credit Agreement, as the case may be.

Fee Agreement. Fee Agreement, dated as of February __,1996, between the Trustee and Trustor with respect to those fees and expenses incurred by the Trustee pursuant to the Trust Agreement and the transactions contemplated thereby which are payable or reimbursable by the Trustor.

Fuel Management. The design of, contracting for, fixing the price and terms of acquisition of, management, movement, removal, disengagement and other activities in connection with the utilization of the Nuclear Fuel, and sometimes referred to as "management," all of which shall be conducted according to the sole discretion of El Paso.

Fuel Schedule. An instrument in substantially the form of Schedule B to the Purchase Contract and made a part thereof.

Fuel Swap. Any swap, exchange or similar transaction described in the proviso to the definition of Nuclear Fuel.

Fuel Swap Proceeds. Means any amount received by El Paso or the Trustee, as the case may be, pursuant to a Fuel Swap.

GAAP. Means generally accepted accounting principles in use at the Closing Date, or, at the option of El Paso, other generally accepted accounting principles which are in use at the time of their determination; in determining generally accepted accounting principles, El Paso may, but shall not be required to, conform to any accounting order, rule or regulation of any regulatory authority having jurisdiction over the electric generating, transmission and distribution operations of El Paso.

Heat. Any and all of the heat energy produced, emitted or generated by the Nuclear Fuel while engaged in a reactor core of a Unit in accordance with the provisions of the Purchase Contract.

Heat Production. The stage of the Nuclear Fuel Cycle in which the Nuclear Fuel is engaged in a reactor core and is being consumed, pursuant to the process of nuclear fission, in the production of steam for the generation of electric energy.

Impositions. All license, documentation and registration fees and all taxes, except taxes upon the net income of the Trustee in its individual capacity, but including without further limitation gross income, gross receipts, interest equalization, sales, use, occupation, franchise, personal property, stamp and other taxes, levies, imposts, duties, charges or withholdings of any nature whatsoever, together with any penalties or interest thereon imposed by any taxing authority or governmental subdivision upon or in respect of, or measured by, any payments under the Purchase Contract from El Paso to the Trustee or gross receipts from the sale of Heat or Nuclear Fuel or in respect of any property subject to the Purchase Contract or any transaction pursuant to the Purchase Contract or any right or interest held by virtue of the Purchase Contract or Beneficiary's interest therein.

Insurance Requirements. All terms of any insurance policy covering or applicable to the Nuclear Fuel or any portion thereof, all requirements of the issuer of any such policy, and all orders, rules, regulations and other requirements of the DOE, the National Board of Fire Underwriters, or any other body exercising similar functions with respect to electric utility properties or any other body hereafter constituted exercising similar functions, which are applicable to or affecting the Plant, the Nuclear Fuel or any portion thereof or any operation, use or condition of the Plant, the Nuclear Fuel or any portion thereof.

Investment. With respect to any portion of the Nuclear Fuel, the sum of (i) the Acquisition Cost for such portion, plus (ii) the Capitalized Cost for such portion, or such lesser part of items (i) and (ii) paid by the Trustee pursuant to the Purchase Contract, as such sum shall be set forth from time to time with respect to such portion in the appropriate Schedule thereto, as amended from time to time by a Fuel Schedule in accordance with the Purchase Contract.

Legal Requirements. All material requirements having the force of law applicable to the Plant, a Unit, the Nuclear Fuel, or any transaction pursuant to the Purchase Contract,

compliance with which is at the time presently required and feasible.

Lenders. The "Lenders" as defined in the Credit Agreement.

Lien. Means with respect to any asset, any mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in a charge against real or personal property, or a security interest of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

Lien of the Security Agreement. Means the Lien created by the Security Agreement.

Loan Documents. Means the Credit Agreement and the Security Agreement.

Nuclear Fuel. The interest of El Paso or the Trustee in all unmined uranium ore in place, unmilled uranium ore, converted, and/or enriched uranium ore and byproducts therefrom,

fabricated Nuclear Fuel, including rods, assemblies, batches, regions and cores whether or not in place in a nuclear reactor and all other uranium products (excluding Spent Fuel) and services rendered or to be rendered in connection therewith that are the subject of certain Assignment Agreements; provided, that the definition of Nuclear Fuel shall not include any Nuclear Fuel which is loaned or otherwise provided by El Paso to third parties pursuant to swap, exchange or similar agreements which are customary in the industry, but will include Nuclear Fuel which is loaned or otherwise provided by third parties to El Paso pursuant to such agreements.

Nuclear Fuel Cycle. The various stages in the process by which the component parts of the Nuclear Fuel are mined, milled, converted, enriched, fabricated into rods, assemblies, batches, regions and cores utilizable for Heat Production, loaded into a reactor core and utilized, together with all incidental processes with respect to the Nuclear Fuel at any stage of the Nuclear Fuel Cycle.

Nuclear Fuel Proceeds. All proceeds from one or more of (i) borrowings under the Credit Agreement, or (ii) issuances of notes or obligations referred to in Section 2(d) of the Trust Agreement to the extent the proceeds therefrom are used by the Trustee in connection with the performance of the Purchase Contract or other agreements or arrangements entered into by the Trustee in connection therewith or (iii) investments (including both principal and interest) pursuant to Section 12.6 of the Trust Agreement to the extent the principal of such investments represents proceeds from any of the aforesaid sources.

Net Investment. With respect to any portion of the Nuclear Fuel, the excess of the amount of the Investment in such portion over the aggregate amount of the Basic Heat Supply Charge, if any, theretofore paid by El Paso to the Trustee in respect of such portion. In addition, Net Investment shall be reduced by the amount of any payment made by El Paso to the Trustee for application pursuant to Section 3(a) (i) of the Purchase Contract.

Palo Verde Nuclear Generating Station. Means that certain 3,810 megawatt nuclear generating facility consisting of three generating units located near Phoenix, Arizona, in which El Paso, as owner or lessee, had a 15.8% undivided interest as of the Closing Date. Palo Verde Nuclear Generating Station was previously known as the Arizona Nuclear Power Project.

Permitted Contests. Contests permitted by Section 14 of the Purchase Contract.

Permitted Encumbrances. Means as of any time any of the following:

(a)    the Lien of the Security Agreement;

(b)    Liens for taxes or assessments by governmental bodies not yet due or the payment of which is being contested in good faith by El Paso and for which El Paso shall have set aside on its books adequate reserves to the extent required by GAAP;

(c)    Liens incidental to the mining, milling, fabrication, enrichment, conversion or transportation of Nuclear Fuel which are not delinquent or, whether or not delinquent, are being contested in good faith by El Paso and for which El Paso shall have set aside on its books adequate reserves for the payment thereof to the extent required by GAAP;

(d)    irregularities in or defects of title relating to any Nuclear Fuel which do not materially impair the use of such Nuclear Fuel for the purposes for which such Nuclear Fuel is held by El Paso or the Trustee;

(e)    Liens securing indebtedness incurred by a Person, other than El Paso, which indebtedness has been neither assumed nor guaranteed by El Paso nor on which El Paso customarily pays interest, existing on Nuclear Fuel which El Paso or the Trustee owns jointly or in common with such Person or such Person and others, if there is an effective bar against partition of such property which would preclude the sale of such property by such other Person or the holder of such Lien without the consent of El Paso;

(f)    any attachment, judgment, and other similar Lien with respect to Nuclear Fuel arising in connection with court proceedings (i) in an amount not in excess of the greater of $5,000,000, or (ii) the execution of which has been stayed or which has been appealed and secured, if necessary, by an appeal bond;

(g)    the burdens of any law or governmental rule, regulations, order or permit requiring El Paso and the Trustee to maintain certain facilities or to perform certain acts as a condition of their acquisition or use of Nuclear Fuel;

(h)    any duties or obligations of El Paso and the Trustee to any federal, state or local or other governmental authority with respect to any franchise, grant, license, permit or contract which affects any Nuclear Fuel;

(i)    Liens in favor of a government or governmental entity securing (i) payments pursuant to a statute (other than taxes and assessments), or (ii) indebtedness incurred to finance all or part of the purchase price or cost of mining, milling fabrication, conversion, enrichment or transportation of Nuclear Fuel;

(j)    any Lien of the Trustee contemplated by the Purchase Contract or the Trust Agreement; and

(k)    any other Liens of whatever nature or kind which, in the reasonable opinion of El Paso, do not individually or in the aggregate, materially impair the Lien of the Security Agreement;

provided, that Permitted Encumbrances shall not include the Trustee's Liens.

Person. Means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Plant. The plant site in Maricopa County, Arizona, of the Palo Verde Nuclear Generating Station.

Plant Account. An account to which the Trustee's Investment with respect to Nuclear Fuel may be allocated pending allocation by El Paso of such Investment among Units.

Purchase Contract. The Purchase Contract dated as of February 12, 1996, between El Paso and the Trustee as such Purchase Contract may from time to time be supplemented, amended, waived or modified.

Restoration. The repair, reconstruction or replacement of all or any portion of the Nuclear Fuel of a Unit which has been damaged or destroyed or which has been affected by a Taking, as nearly as possible to the value, condition and character of such portion, and in its location, immediately prior to such damage, destruction or Taking, or the replacement of any Assembly of the Nuclear Fuel so damaged, destroyed or affected by a Taking, with an equivalent Assembly of Nuclear Fuel with only such alterations and additions as may be made at El Paso's election as will not diminish the Net Investment of the Nuclear Fuel so repaired, reconstructed or replaced.

Security Agreement. The Security Agreement and Assignment of Contracts dated as of February 12, 1996, between Texas Commerce Bank National Association, not in its individual capacity, but solely in its capacity as trustee under the Trust Agreement and Chemical Bank, a New York banking corporation, in its capacity as collateral agent for the secured parties.

Spent Fuel. Nuclear Fuel, which, through engagement in the reactor core of a Unit, has been consumed pursuant to the process of nuclear fission and is being stored in the fuel pit of a Unit or such other place as El Paso shall designate.

Supplemental Instructions. Instructions to the Trustee from the Trustor in substantially the form of Schedule B to the Trust Agreement, upon acceptance by the Trustee, as any such supplemental instructions may from time to time be supplemented, amended, waived or modified.

Taking. A loss, during the term of the Purchase Contract, of the title, ownership, use or possession of the Nuclear Fuel, a Unit or any portion of either thereof, or any interest therein or right accruing thereto, as the result of or in connection with the exercise of the right of condemnation or eminent domain pursuant to any law, general or special, or by reason of the temporary requisition of the use of the Nuclear Fuel, a Unit or any portion of either thereof, by any governmental authority, civil or military.

Termination Event. Any of the events described in Section 17 of this Contract.

Trust. The Trust established by the provisions of the Trust Agreement.

Trust Agreement. That certain Trust Agreement, dated as of February 12, 1996, between the Trustee and Trustor, providing for the creation of the Rio Grande Resources Trust II, as such Trust Agreement may from time to time be supplemented, amended, waived or modified.

Trust Estate. Subject to Section 3 of the Trust Agreement, all estate, right, title and interest of the Trustee in and to the Trust Estate Assets and any other rights, assets or property owned or payments or proceeds (other than payments of the Trustee's Expenses or payments made in connection with any indemnification of the Trustee) under any agreements, arrangements or transactions entered into pursuant to Supplemental Instructions.

Trust Estate Assets. Subject to Section 3 of the Trust Agreement: all estate, right, title and interest of the Trustee in and to the Purchase Contract, Assigned Agreements, the Loan Documents, all rights, assets or property owned, or payments or proceeds received, by or for the account of the Trustee under the Purchase Contract, the Assignment Agreements, the Loan Documents Agreement or an agreement entered into pursuant to Section 2 of the Trust Agreement; all rights to any such payments or proceeds; and any and all investments (including both principal and interest) of the Trustee pursuant to Section 12.6 of the Trust Agreement to the extent the principal of such investments represents proceeds from any of the aforesaid sources.

Trustee. Texas Commerce Bank National Association, and, to the extent permitted by Section 8 of the Trust Agreement, its successors and assigns.

Trustee's Expenses. The fees and expenses of the Trustee payable or reimbursable by the Trustor pursuant to the Fee Agreement.

Trustee's Liens. Means any Lien or disposition of title arising as a result of (i) claims against Texas Commerce

Bank National Association not related to transactions contemplated by the Purchase Contract and Trust Agreement, (ii) any act or omission of Texas Commerce Bank National Association, which is not related to the transactions contemplated by the Purchase Contract and Trust Agreement or is in violation of any of the terms of the Purchase Contract and Trust Agreement, (iii) claims against Texas Commerce Bank National Association with respect to taxes or expenses against which El Paso is not required to indemnify, and which the Trustee is otherwise required to pay or (iv) claims against Texas Commerce Bank National Association arising out of any transfer of all or any portion of its interests in the Nuclear Fuel or the Trust Estate other than a transfer pursuant to the terms of the Trust Agreement or pursuant to the exercise of the remedies set forth in Section 19(b) of the Purchase Contract;

Trustor. El Paso Electric Company, a Texas corporation, and its successors and assigns.

Unit or Units. Palo Verde Nuclear Generating Station, Units 1, 2, and 3 located in Maricopa County, Arizona, including fuel handling and storage facilities relating thereto.

SCHEDULE B
FORM OF FUEL SCHEDULE
FUEL SCHEDULE NO. ______

FUEL SCHEDULE NO. ______, dated as of _______________,
_____, between Texas Commerce Bank National Association, not in its individual capacity but solely as the Trustee pursuant to the Trust Agreement defined in the Contract (as hereinafter defined) (the "Trustee"), and El Paso Electric Company, a Texas corporation ("El Paso").

W I T N E S S E T H:

WHEREAS, the Trustee and El Paso have heretofore entered into that certain Purchase Contract dated as of February ___, 1996 (herein as heretofore modified, supplemented or amended, called the "Contract"), the defined terms therein being used herein with the same meaning, which Contract provides in certain Sections thereof for Fuel Schedules, amending Schedule D, to be executed and delivered from time to time; and

WHEREAS, the Trustee and El Paso have heretofore entered into Assignment Agreements;

NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration and in compliance with the requirements of the Contract, the Trustee and El Paso hereby agree as follows:

1.    El Paso requests that the Trustee reimburse El Paso for or make payments to certain parties in the amounts specified in Annex I hereto.

2.    Schedule D is hereby modified, supplemented or amended so as to include the descriptions and amounts specified in Annex I hereto.

3.    (a)    The Nuclear Fuel described in Annex I hereto and not heretofore listed in Schedule D to the Contract complies with all requirements of the Contract and all applicable Legal Requirements. All payments or reimbursements requested hereby comply with the provisions of the Assigned Agreements. El Paso has made (or has caused to be made) or shall make (or shall cause to be made) all necessary recordings, filings and publications in respect of Nuclear Fuel listed on Annex I hereto and owned by the Trustee (including financing statements and continuation statements under any applicable law or Uniform Commercial Code) in the public offices in which such recordings and filings should be made to perfect and transfer title in such Nuclear Fuel to the Trustee and has paid or shall pay all fees, taxes and charges payable in connection with any such recordings, filings and publications.

(b)    El Paso warrants to the Trustee that the property described in Annex I hereto (except unmined ore in place, if any) is, and is intended, while owned by the Trustee, to be and remain personal property, is not, has not been and will not, while owned by the Trustee, be affixed to any land; and all such property which is owned by the Trustee is and will be free and clear of all claims, liens, security interests and other encumbrances occurring as a result of the contracts and agreements specified in the Assignment Agreements, except for Permitted Encumbrances.

4.    Except as expressly modified and amended by this Fuel Schedule, the Contract is ratified and confirmed in all respects including, without limitation, the obligation of El Paso to pay all Basic Heat Supply Payments and any Additional Sales Charges and other amounts to be paid by El Paso under the Contract.

IN WITNESS WHEREOF, the Trustee and El Paso have caused this Fuel Schedule to be duly executed as of the date first above written.

TEXAS COMMERCE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as the Trustee of the Rio Grande Resources Trust II

By
Name:
Title:

ANNEX I (Schedule B)

Description of Property    Net Investment    Account*

*Insert Unit No. or "Plant"

SCHEDULE C
FORM OF BILL OF SALE FROM THE TRUSTEE

BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS, that the undersigned,

Texas Commerce Bank National Association, not in its individual capacity but solely as the Trustee (the "Trustee") pursuant to the Trust Agreement, dated as of February 12, 1996 between the Trustee and El Paso Electric Company, as Trustor, for a valuable consideration, hereby conveys, transfers, sells and sets over all of the right, title, interest and claim of the Trustee in the personal property consisting of Nuclear Fuel described in Annex I hereto and by this Bill of Sale does hereby grant, bargain, sell, transfer and deliver all of the Trustee's right, title, interest and claim in and to such property to EL PASO ELECTRIC COMPANY, a Texas corporation ("El Paso"), to have and to hold, to itself and its successors and assigns, forever. Further, the Trustee hereby assigns to El Paso all warranties and claims to which the Trustee is entitled under the following agreements between the Trustee and El Paso, and the contracts and agreements referred to therein, with respect to said Nuclear Fuel:  [List applicable Assigned Agreements].

The Trustee warrants and agrees that said Nuclear Fuel is free of all liens, encumbrances, charges, exceptions and restrictions created by act or omission of the Trustee except any thereof for the discharge of which El Paso is responsible under that certain Purchase Contract dated as of February 12, 1996, between the Trustee and El Paso.

IN WITNESS WHEREOF, the Trustee has caused this Bill of Sale to be executed.

Dated: _________________, 19____.

TEXAS COMMERCE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as the Trustee of the Rio Grande Resources Trust II

By:
Name:
Title:

ANNEX I (Schedule C)
Description of Property

SCHEDULE D (Basic Heat Supply Charges)

Quarterly Net Investment Schedule
(To be filled in by the Trustee and El Paso Electric Company)

Costs Attributable to Quarterly Period ended ______________ ___, ______

Fuel Status	Net Investment at Beginning of Quarter	Plus Acquisition Costs Incurred During Such period	Plus Transfers Between Fuel Status	Plus Capitalized Daily Financing Charges	Less Basic Heat Supply Charge	Net Investment at End of Quarter
A	B	C	D	E	F	G

Loaded:

Unit 1

Unit 2

Unit 3

Unloaded

Total	$	$	$	$	$	$

Notes:

Column C derived from Schedule B
Column F derived from Annex I

D-1

Annex I (Schedule D)

Calculation of Basic Heat Supply Charge
(To be filled in by El Paso Electric Company)

Quarterly Period ended _____________ ___, ____

Unit	Month	Net Investment at Beginning of Month	Plus Transfers Between Fuel Status	Plus Capitalized Daily Financing Charges	Sub-Total	Multiplied by Amortization Factor	Basic Heat Supply Charge
A	B	C	D	E	F	G	H

1

2

3

Total Quarterly Basic Heat Supply Charge

D-2

SCHEDULE E

DISCLOSURE SCHEDULE

E-1

Schedule 24(d)

Legal Proceedings

1.	EL PASO ELECTRIC COMPANY v. CENTRAL AND SOUTH WEST CORPORATION, In the District Court of El Paso County, Texas, 205th Judicial District, Case No. 95-7153.

In May 1993, the Company entered into an agreement and plan of merger (the "Merger Agreement") with Central and South West Corporation ("CSW"), pursuant to which the Company would have been acquired by CSW. On June 1995, CSW terminated the Merger Agreement. In response to CSW's termination of the Merger Agreement, the Company filed a complaint against CSW in the 205th Judicial District Court of El Paso County, Texas, alleging breach of contract, breach of duty of good faith and fair dealing, breach of fiduciary duty, business disparagement, tortious interference with contract and fraud in the inducement. The Company is seeking an unspecified amount of damages, punitive, damages, attorney's fees and costs. Pursuant to the Plan, the first $20 million in proceeds, if any, to the Company from this litigation will be distributed to the holders of preferred stock and common stock of the Company prior to the reorganization. On June 15, 1995, CSW filed an adversary proceeding against the Company in the Bankruptcy Court seeking to recover termination fees of $25.0 million and approximately $3.7 million in attorneys' fees and expenses that CSW claims it advanced on behalf of the Company in certain regulatory proceedings. The Company is attempting to transfer the litigation to the United States District Court for the Western District of Texas in El Paso. The parties have commenced discovery, and the Company cannot predict the outcome of the litigation with CSW.

2.	Litigation with the City of Las Cruces

The City of Las Cruces has two actions pending against the Company in federal district court in New Mexico, one seeking to recover franchise fees despite the expiration of the Company's Las Cruces franchise on March 18, 1994 and one seeking a declaratory judgment that the City of Las Cruces can proceed with a condemnation action against the Company.

The franchise fee claim is pending as City of Las Cruces v. El Paso Electric Co., pursuant to which the City of Las Cruces is seeking to enforce what it claims are the Company's continued payment obligations under an allegedly implied continuation of the municipal franchise ordinance that expired by its own terms on March 18, 1994.
Alternatively, the City of Las Cruces is seeking the reasonable value of the Company's use, occupation and rental of the City of Las Cruces' rights of way or damages for trespass. On August 25, 1995, the court denied the Company's motion to dismiss the complaint.

On April 7, 1995, the City of Las Cruces filed its Complaint for Declaratory Judgement against the Company in the District for Dona Ana County, New Mexico, seeking a declaratory judgment that the City of Las Cruces has a right of eminent domain to condemn the electric distribution system and related facilities owned and operated by the Company within the city limits that provide or assist in the provision of electricity within the municipal boundaries of the City of Las Cruces. On May 3, 1995, the Company removed the case to the United States District Court for the District of New Mexico, where it is pending as City of Las Cruces, New Mexico v. El Paso Electric Co. (the "Declaratory Judgment Suit"). On October 25, 1995, the federal magistrate hearing the cases entered an order denying the Company's motion for summary judgment in the Declaratory Judgment Suit. On November 1, 1995 the Board of Commissioners of Dona Ana, New Mexico, filed a motion to intervene in the Declaratory Judgment Suit to ensure that the concerns of non-municipal county customers and residents are fully developed.

The City of Las Cruces has taken several actions in an effort to acquire portions of the Company's distribution system and certain related facilities. The City of Las Cruces has taken steps to obtain a supply of power and an operator for its municipal utility in the event it is successful in its condemnation efforts. On June 6, 1994, the Las Cruces City Council approved a resolution selecting Southwestern Public Service Company ("SPS") to provide operation and maintenance services for the proposed City of Las Cruces electric distribution system, substations and associated transmission facilities and authorizing the staff of the City of Las Cruces to negotiate a contract with SPS related to such services. In August 1994, SPS and the City of Las Cruces entered into a fifteen-year contract granting SPS the right to provide all of the electric power and energy required by the City of Las Cruces during the term of the contract. The City of Las Cruces also has offered to purchase the Company's assets serving the City of Las Cruces for $43 million. In addition, the City of Las Cruces announced that, in October 1995, it sold approximately $73 million in revenue bonds to provide funding to finance the acquisition by condemnation or negotiated purchase of the Company's electrical distribution assets within and adjacent to the City of Las Cruces city limits. The Company has filed a lawsuit in the Dona Ana County District Court challenging the legality of the sale of the revenue bonds. In addition, the Company has filed a complaint before the

New Mexico Public Utility Commission ("NMPUC") Case 2684 seeking among other things, a stay against the ability of the City of Las Cruces to use any of the proceeds associated with the sale of revenue bonds to purchase any part of the Company's system in the City of Las Cruces or elsewhere in the State of New Mexico, until such time as the City receives proper authorization from the NMPUC as to its ability to purchase the system. A stay has been granted by the NMPUC and presently remains in effect.

3.    Water Cases

San Juan River System. The Four Corners Participants are among the defendants in a suit filed by the State of New Mexico in March 1975 in state district court in New Mexico against the United States of America, the City of Farmington, New Mexico, the Secretary of the Interior, as trustee for the Navajo Nation and other Indian tribes, and certain other defendants. The suit is pending as State of New Mexico ex rel. S.E. Reynolds, New Mexico State Engineer v. United States of America, et al., in the Eleventh Judicial District Court, County of San Juan, State of New Mexico. The suit seeks adjudication of the water rights of the San Juan River Stream System in New Mexico, which supplies the water used at Four Corners. No trial date has been set in this matter and the case has been inactive for several years. An agreement reached with the Navajo Nation in 1985, however, provides that if Four Corners loses a portion of its rights in the adjudication, the Navajo Nation will provide, at a cost to be determined at that time, sufficient water from its allocation to offset the loss. The ultimate outcome of this case and the materiality thereof cannot be determined at this time.

Gila River System. In connection with the construction and operation of Palo Verde, Arizona Public Service Company ("APS") entered into contracts with certain municipalities granting APS the right to purchase effluent for cooling purposes at Palo Verde. In early 1986, a summons was served on APS that required all water claimants in the Lower Gila River Watershed in Arizona to assert any claims to water in an action pending in Maricopa County Superior Court, titled In re The General Adjudication of All Rights to Use Water in the Gila River System and Source. Palo Verde is located within the geographic area subject to the summons and the rights of the Palo Verde Participants to the use of groundwater and effluent at Palo Verde is potentially at issue in the action. APS, as operating agent, filed claims that dispute the court's jurisdiction over the Palo Verde Participants' groundwater rights and their contractual rights to effluent relating to Palo Verde and, alternatively, seek confirmation of such rights. On

December 10, 1992, the Arizona Supreme Court heard oral argument on certain issues in this matter that are pending on interlocutory appeal. Issues important to the Palo Verde Participants' claims were remanded to the trial court for further action and the trial court certified its decision for interlocutory appeal to the Arizona Supreme Court. On September 28, 1994, the Arizona Supreme Court granted review of the June 30, 1994 trial court decision. No trial date has been set in this matter. The ultimate outcome of this case and the materiality thereof cannot be determined at this time.

4.    Four Corners

The Company owns a 7% ownership interest in Units 4 and 5 of Four Corners located in northwestern New Mexico on land leased from the Navajo Nation. In July 1995, the Navajo Nation enacted the Navajo Nation Air Pollution Prevention and Control Act, the Navajo Nation Safe Drinking Water Act and the Navajo Nation Pesticide Act (collectively, the "Acts"). By letter dated October 12, 1995, the Four Corners Participants requested that the United States Secretary of the Interior resolve their dispute with the Navajo Nation regarding whether the Acts apply to operation of Four Corners. The Four Corners Participants subsequently filed a law suit in the District Court of the Navajo Nation, Window Rock District, seeking, among other things, a declaratory judgment that (i) the Four Corners leases and federal easements preclude the application of the Acts to the operation of Four Corners; and (ii) the Navajo Nation and its agencies and courts lack adjudicatory jurisdiction to determine the enforceability of the Acts as applied to Four Corners. On October 18, 1995, the Navajo Nation and the Four Corners Participants agreed to indefinitely stay the proceedings referenced above so that the parties may attempt to resolve the dispute without litigation. The Company is unable to predict the outcome of this matter.

5.    Federal Tax Indemnification

One of the owner participants in the sale/leaseback transactions related to Unit 2 of Palo Verde has notified the Company that the Internal Revenue Service ("IRS") has raised issues, primarily related to investment tax credit claims by the owner participant, regarding the income tax treatment of the sale/leaseback transactions. The Company estimates that the total amount of potential claims for indemnification from all owner participants related to the issues raised by the IRS could approximate $10 million, exclusive of any applicable interest, if the IRS prevails. This matter is at a preliminary stage and, although the Company believes the owner participant has meritorious defenses to the IRS position, the Company cannot predict the outcome of the matter or the Company's liability for any resulting claim for indemnification. If the IRS ultimately is successful and the owner participant incurs additional tax liability or other loss, the owner participant may have a claim against the Company for indemnification pursuant to the Participation Agreement and Lease in the sale/leaseback transaction. Such claim for indemnification would be assumed pursuant to settlement agreements that become effective at the effective date of the Company's Plan of Reorganization or would be subject to limitations and defenses under the Bankruptcy Code if the Plan does not become effective.

6.    Environmental Litigation

Please see Schedule 3.17 of the Credit Agreement for a discussion of relevant environmental litigation.

Schedule 24(e)

Except as set forth in the Registration Statement, the Plan of Reorganization or the Disclosure Statement, as defined in the Credit Agreement.

XXZ9SA04.WPN

E-2

Schedule 24(g)

Pending Regulatory Approvals Under Fourth Amended Plan of El Paso Electric Company
	FERC § 204 Application	NRC License Amendment Request	NMPUC Securities Application	NMPUC Reacquisition Application	PUHCA	PUCT
Docket/ Case No.	Docket No. ES96-4-000	Docket Nos. STN50-529/530	Case No. 2676	Case No. 2672	File No. 70-8735	Docket No. 12700
Applicant	El Paso Electric Company	El Paso Electric and Arizona Public Service Company	El Paso Electric Company	El Paso Electric Company	Fidelity	El Paso Electric Company
Purpose
EPE seeks FERC authorization to issue the securities and to assume the obligations contemplated by the Plan. EPE also seeks FERC approval to (i) assume liability in connection with certain modifications to existing pollution control revenue bonds and (ii) enter into a nuclear fuel financing and working capital credit facility.
Applicants seek a license amendment from NRC to authorize EPE's reacquisition of the Palo Verde Units 2 & 3 leased assets as contemplated by the Plan.
EPE seeks NMPUC approval for the issuance of securities under the Plan and for the assumption of obligations on financing arrangements contemplated by the Plan, including modifications to existing pollution control bonds and the nuclear fuel financing and working capital credit facility. The Securities Application also seeks prior approval of the NMPUC to form a public utility holding company and a variance from the NMPUC's rules governing the regulatory oversight of public utility holding companies.
EPE seeks NMPUC approval of its reacquisition of the Palo Verde leased assets.
Fidelity, represented by Reid & Priest, has applied for an exemption under PUHCA as a company that is "temporarily a holding company." Alternatively, Fidelity seeks an exemption under PUHCA on the basis that it is only incidentally a holding company, being primarily engaged in another non-utility business and not deriving any material part of its income from public utility subsidiary companies.

Texas rate case. On August 30, 1995, PUCT entered an Agreed Order implementing certain provisions of the Unopposed Stipulation and Settlement Agreement. The Agreed Order establishes Texas retail rates consistent with the Stipulation and acknowledges the 10-year rate freeze. The Agreed Order by its terms will become effective upon the Effective Date of the Plan consistent with the terms of the Stipulation and without further action by the PUCT.

Order Date	December 4, 1995	December 8, 1995	January 8, 1996	January 8, 1996	January 5, 1996	(Effective date)

168901/ph        Page 1

Pending Regulatory Approvals Under Fourth Amended Plan of El Paso Electric Company
	FERC § 204 Application	NRC License Amendment Request	NMPUC Securities Application	NMPUC Reacquisition Application	PUHCA	PUCT

Appeal Deadlines and Status (cont'd on next page)
Application filed on October 11, 1995.

FERC approved § 204 application at November 29, 1995 meeting.

An official copy of the FERC order approving EPE's § 204 application was posted on December 4, 1995, and became effective on that date.

Application filed on October 3, 1995.

On November 8, 1995, a proposed favorable determination on safety issues regarding EPE's reacquisition of the Palo Verde leased assets was published in the Federal Register.

Application filed on October 6, 1995.

Technical conferences were held on November 6, 7 and 29, 1995.

On December 6, 1995, Las Cruces filed testimony in the proceeding. Staff also filed testimony on December 11, 1995.

Hearing commenced on December 20, 1995.
Application filed on September 19, 1995. Hearing completed on November 29, 1995. On December 7, 1995, a Proposed Recommended Decision was submitted to the Examiner and circulated to the parties by EPE.
Application submitted to SEC on November 7, 1995.

Notice of Application published by SEC on November 17, 1995.

The SEC issued its decision, granting a three-year temporary exemption, on January 5, 1996.

Once the Agreed Order becomes effective on the Effective date of the Plan, it will become administratively final and nonappealable if no motion for rehearing is filed within 20 days after the date on which a party or party's attorney is notified of the PUCT decision. (If the notice of the PUCT decision is by mail, the party or party's attorney is presumed to have been notified on the date the notice is mailed.)

168901/ph        Page 2

Pending Regulatory Approvals Under Fourth Amended Plan of El Paso Electric Company
	FERC § 204 Application	NRC License Amendment Request	NMPUC Securities Application	NMPUC Reacquisition Application	PUHCA	PUCT

Appeal Deadlines and Status (cont'd)
On January 3, 1996, Las Cruces filed a motion for rehearing and request for stay.

FERC denied Las Cruces motion for a stay, thus permitting EPE to proceed with the transactions authorized by the December 4, 1995 Order. FERC also issued a "tolling order," which provides it additional time within which to decide the request for rehearing.

A petition for judicial review must be filed in a U.S. Court of Appeals within 60 days of the Commission's order denying the request for rehearing.

On or about November 21, 1995, Staff concluded consistent with EPE that no NRC approval from an environmental standpoint would be required, and published this finding in the Federal Register.

On November 30, 1995, Staff advised counsel for EPE that it agreed with EPE that no pre-licensing antitrust review would be required.

On December 8, 1995, the NRC unconditionally approved the license amendment request, effective immediately.

The period for seeking review of the December 8, 1995 order expired on February 8, 1996.

On December 27, 1995, a Recommended Decision was issued.

Exceptions to the Recommended Decision were filed by Las Cruces on January 3, 1996. Responses to exceptions were filed on January 5, 1996.

On January 8, 1996, the NMPUC issued an order granting the Securities Application.

The period for seeking review of the December 8, 1995 order has expired.

On December 15, a Recommended Decision was issued by the Hearings Examiner. The Recommended Decision was favorable to EPE and EPE did not file exceptions.

EPE's motion for expedited exceptions was granted and exceptions to the Recommended Decision were due no later than December 26, 1995. No exceptions were filed.

On January 8, 1996, the NMPUC issued an order granting the Reacquisition Application.

The period for seeking review of the December 8, 1995 order has expired.
Appeals must be filed within 60 days. An appeal could be filed either with the Court of Appeals for the 10th Circuit or the Court of Appeals for the D.C. Circuit
Replies to motions for rehearing must be filed within 30 days after the date on which a party or party's attorney is notified of the PUCT decision.

If motions for rehearing are timely filed, then the PUCT must rule within 45 days after the date on which a party or party's attorney is notified of the decision, or the motions are overruled by operation of law and the decision becomes administratively final. (Time for filing motion for rehearing, reply to motion for rehearing, or ruling on motion for rehearing can be extended by the PUCT but not by more than 90 days after the date on which a party or party's attorney is notified of the PUCT decision.)

A petition for judicial review must be filed within 30 days after the date on which the, decision is administratively final. If no such petition is filed, the decision becomes nonappealable.

168901/ph        Page 3

Pending Regulatory Approvals Under Fourth Amended Plan of El Paso Electric Company
	FERC § 204 Application	NRC License Amendment Request	NMPUC Securities Application	NMPUC Reacquisition Application	PUHCA	PUCT

lntervenors	City of Las Cruces	No third party intervenors.	City of Las Cruces NMPUC - General Counsel Attorney General of New Mexico New Mexico Industrial Electrical Consumers Klaus Wittern Fidelity	City of Las Cruces NMPUC - General Counsel Attorney General of New Mexico Department of Defense Klaus Wittern New Mexico Industrial Electrical Consumers	City of Las Cruces
PUCT – General Counsel

Phelps Dodge Refining Corporation

Chevron U.S.A. Inc.

The Department of Defense

Office of Public Utility Counsel

ASARCO Incorporated

City of El Paso

Texas State Agencies

Border Steel Rolling Mills, Inc.

El Paso Iron & Metal Company, Inc.

International Brotherhood of Electrical Workers

168901/ph        Page 4

STATE OF NEW YORK    )
)
COUNTY OF NEW YORK    )

BEFORE ME, the undersigned authority, on this day personally ap-peared John E. Droubay, Vice President and Treasurer of El Paso Electric Company, a Texas corporation, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity stated, and as the act and deed of said corporation.

Given under my hand and seal of office, this 9th day of February, 1996.

CORINNE M. RAICHT
Notary Public, Stale of New York
[SEAL]	No. 4985516
Qualified in Westchester County
Qualified in New York County
Commission Expires Aug. 19, 1997
Notary Public – State of New York

/s/ Corinne Raicht
Corinne Raicht
My Commission Expires:
August 19, 1997